SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-12

WellPoint, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2005

To Our Shareholders:

The Board of Directors joins us in extending to you a cordial invitation to attend the 2005 Annual Meeting of Shareholders of WellPoint, Inc. (the “Company”). The meeting will be held at WellPoint, Inc.’s principal executive offices at 120 Monument Circle, Indianapolis, Indiana, at 10:00 a.m. Indianapolis time on Tuesday, May 10, 2005.

As you are aware, on November 30, 2004, WellPoint Health Networks Inc. (“WHN”) merged with and into a wholly owned subsidiary of the Company, and the Company changed its name from Anthem, Inc. to WellPoint, Inc. This will be the first Annual Meeting of Shareholders since the merger.

In addition to voting on the matters described in this Proxy Statement, we will review the Company’s 2004 business results and discuss our plans for 2005 and beyond. There will be an opportunity to discuss matters of interest to you as a shareholder.

We hope many of our shareholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. If you are unable to attend, it is still important that your shares be represented and voted. Therefore, regardless of the number of shares you own, PLEASE COMPLETE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR YOU CAN VOTE THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. No postage is necessary if the envelope is mailed in the United States. The prompt return of your proxy card will save the expense involved in further communications. Any shareholder who attends the meeting may vote in person, even if he or she has returned a proxy card.

If you plan to attend the Annual Meeting and are a registered shareholder, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a bank or your broker, please bring your bank or broker statement showing your beneficial ownership with you to the Annual Meeting.

We hope that you will be able to attend the meeting, and we look forward to seeing you.

Sincerely,

Leonard D. Schaeffer

Chairman of the Board

LARRY C. GLASSCOCK

President and

Chief Executive Officer

WELLPOINT, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2005

WELLPOINT, INC.

120 Monument Circle

Indianapolis, IN 46204

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m. on Tuesday, May 10, 2005

PLACE	WellPoint, Inc.
120 Monument Circle
Indianapolis, IN 46204

ITEMS OF BUSINESS	(1) To elect five members of the Board of Directors for three-year terms.

(2) To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2005.

(3) To act on a shareholder proposal, if properly presented at the Meeting.

(4) To transact such other business as may properly come before the Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record on March 18, 2005.

ANNUAL REPORT	Our 2004 Summary Annual Report, which is not a part of the proxy solicitation material, and our 2004 Annual Report on Form 10-K, which is our Annual Report to Shareholders, are enclosed.

PROXY VOTING

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders also have the options of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy at any time prior to its exercise at the Meeting by following the instructions in the accompanying Proxy Statement. If you vote by telephone or on the Internet, you do not need to return your proxy card.

By Order of the Board of Directors

Nancy L. Purcell

Secretary

v

WELLPOINT, INC.

120 Monument Circle

Indianapolis, IN 46204

PROXY STATEMENT

Annual Meeting of Shareholders

May 10, 2005

Purpose

This Proxy Statement is being furnished to shareholders on or about April 8, 2005 in connection with a solicitation by the Board of Directors of WellPoint, Inc. (“WellPoint”, the “Company”, “we”, “us” or “our”) of proxies to be voted at the Annual Meeting of Shareholders and any adjournments or postponements, to be held at 10:00 a.m., Indianapolis time, Tuesday, May 10, 2005, at our principal executive offices at 120 Monument Circle, Indianapolis, Indiana, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders will be admitted to the Annual Meeting beginning at 9:00 a.m. Indianapolis time. This is the first Annual Meeting of Shareholders since we completed our merger with WellPoint Health Networks Inc. (“WHN”).

Record Date, Quorum and Vote Required

Record Date—At the close of business on March 18, 2005, the record date for the Annual Meeting, there were 306,324,114 shares of Common Stock of the Company outstanding and entitled to vote at the Annual Meeting.

Quorum—In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if 25% of the votes entitled to be cast on a matter are represented in person or by proxy.

Vote Required—You will have one vote for each share held. Proposal 1, Election of Directors, will be determined by the vote of a plurality of the votes cast on such election. Proposal 2, the ratification of the appointment of the Company’s independent registered public accounting firm, will be approved if the votes cast for the proposal exceed the votes cast against the proposal. Proposal 3, the shareholder proposal, if properly presented at the Annual Meeting, will be approved if the votes cast for the proposal exceed the votes cast against the proposal. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, with respect to Proposals 1, 2 and 3, neither broker non-votes nor abstentions will affect the determination of whether the proposal will be approved.

Shareholders

Shares of the Company Common Stock may be held directly in your own name or may be held through a stockbroker, bank or other nominee in street name. Summarized below are some distinctions between shares held of record and those owned beneficially:

Shareholder of Record—If your shares are registered directly in your name with the Company’s transfer agent, EquiServe Trust Company, N.A., you are considered the shareholder of record with respect to those shares and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to vote in person at the Annual Meeting or to grant your voting proxy to the persons designated by us. We have enclosed a proxy card for you to use.

Beneficial Owner—If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and you have received these proxy materials from your broker, bank or other nominee who is considered the shareholder of record with respect to the shares. As the beneficial owner, you have the right to direct the broker, bank or nominee on how to vote your shares and are also invited to attend the Annual Meeting. Your broker, bank or nominee is obligated to provide you with a voting instruction card for you to use. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a proxy, executed in your favor from the shareholder of record.

Employee Shareholder—If you participate in the Anthem 401(k) Long Term Savings Investment Plan or the WellPoint 401(k) Retirement Savings Plan or the WellPoint Health Networks Inc. Comprehensive Executive Non-Qualified Retirement Plan or the 2005 Comprehensive Executive Non-Qualified Retirement Plan and you hold Company Common Stock in your account, you may give voting instructions to the plan Trustee as to the number of shares of Common Stock equivalent to the interest in the Company Common Stock credited to your account as of the most recent valuation date coincident with or preceding the record date. The Trustee will vote your shares in accordance with your instructions received by May 6, 2005 at 12:00 Noon EDT. If you do not send instructions, the Trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions. You may also revoke previously given voting instructions by May 6, 2005 at 12:00 Noon EDT, by filing with the Trustee either written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the Trustee.

Voting

Whether you hold shares as a shareholder of record or as a beneficial owner you may vote before the Annual Meeting by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Most shareholders will have a choice of voting through the Internet or by telephone or completing a proxy card or instruction form and returning it in the enclosed postage-prepaid envelope. Please refer to the instructions below and on the accompanying proxy card or voting instruction card.

By Mail—You may vote by mail by signing and dating your proxy card or voting instruction card provided by your broker, bank or nominee and mailing it in the enclosed postage-prepaid envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and date your proxy card, but do not provide instructions, your shares will be voted FOR the election of each of the Company’s nominee directors listed on page 17 of this Proxy Statement, FOR the ratification of the appointment of the independent registered public accounting firm described beginning on page 21 of this Proxy Statement and AGAINST the shareholder proposal described beginning on page 24 of this Proxy Statement, if properly presented at the Meeting.

If you sign and date your voting instruction card with no further instructions, your shares will be voted as described on your broker voting instruction card.

By Internet—You may vote by Internet by going to http://www.eproxyvote.com/wlp and following the instructions. You will need to provide the number contained in the grey box on your proxy card or voting instruction card. If you want to vote through the Internet, you must do so before 11:59 p.m. EDT, May 9, 2005. If you vote on the Internet, you do not need to return your proxy card.

By Telephone—You may vote by touchtone telephone by calling (877) 779-8683. You will need to provide the number contained in the grey box on your proxy card or voting instruction card. If you want to vote by telephone, you must do so before 11:59 p.m. EDT, May 9, 2005. If you vote by telephone, you do not need to return your proxy card.

Changing Your Vote

You may revoke your proxy at any time prior to the Annual Meeting. If you execute more than one proxy, the proxy having the latest date will revoke any earlier proxy. If you attend the Annual Meeting you will be given the opportunity to revoke your proxy and vote in person.

Additional Matters

The Board of Directors of the Company (the “Board”) has not received notice of, and knows of no matters, other than those described in the attached Notice of Annual Meeting of Shareholders, which are to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy in accordance with their judgment on such matters.

Shareholder Proposals and Nominations for Next Year’s Annual Meeting

In order to be considered at the 2006 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company’s By-Laws.

Shareholder Proposal—The By-Laws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. Such proposals also will need to comply with the Securities and Exchange Commission (“SEC”) regulations regarding the inclusion of shareholder proposals in the Company-sponsored proxy materials if the shareholder would like the proposal to be so included.

Nomination of Candidate for Election as Director—The By-Laws provide that a shareholder may nominate a person for election to the Company’s Board of Directors, provided the shareholder is entitled to vote for the election of directors at the meeting and has given timely written notice of the nomination to the Secretary of the Company.

Timely Notice—In order to be timely, a shareholder’s notice must be delivered to the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal. The date by which shareholder proposals and nominations of candidates for elections as directors must be received by the Company for inclusion in proxy materials relating to the 2006 Annual Meeting of Shareholders is December 9, 2005.

Copy of By-Law Provisions—The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.4 and Section 1.5 of the Company’s By-Laws. You may contact the Secretary, WellPoint, Inc., 120 Monument Circle, Indianapolis, Indiana 46204 for a copy of these relevant provisions of the Company’s By-Laws.

Annual Meeting Admission

Either an admission ticket or proof of ownership of Company Common Stock, as well as a form of personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a shareholder of record, your admission ticket is attached to your proxy card. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or you may request an admission ticket in advance by mailing a request, along with proof of your ownership of Company Common Stock, to WellPoint Shareholder Services, 120 Monument Circle, Mail No. M3NF, Indianapolis, Indiana 46204.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

Householding Notice

The SEC has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This procedure is referred to as “householding.”

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you (or from one of these other shareholders), you and all other shareholders who have your last name and live at the same home address will receive only one copy of any of our Annual Report, Proxy Statement for our Annual Meeting of Shareholders, any proxy statement we file and deliver in connection with any other meeting of shareholders, any proxy statement combined with a prospectus or any information statement. We will include with the householded materials for our annual meetings, or any other shareholders’ meeting, a separate proxy card and Notice of Shareholders’ Meeting for each registered shareholder who shares your last name and lives at your home address.

If you object to householding or wish to revoke householding in the future, in order to receive individual copies of these documents, you may write or call our Secretary, WellPoint, Inc., 120 Monument Circle, Indianapolis, Indiana, 46204 or telephone (800) 985-0999. You can call the same number or write to the same address if you participate in householding but wish to receive a separate copy of these documents or to request householding if shareholders are receiving multiple copies of the annual report, proxy statement or information statement. You may opt out of householding at any time prior to 30 days before the mailing of proxy materials each year, which you can measure by reference to the date 30 days before the mailing date of the proxy statement for the prior year’s Annual Meeting of Shareholders. If you would like to opt out of householding for any other shareholders’ meeting that might be scheduled during a given calendar year, we will issue a press release notifying shareholders of the actual deadline for opting out of householding via either of the methods just described. If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. We intend to household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials. You may wish to receive documents electronically. We have included below instructions for consenting to electronic delivery. If you consent to electronic delivery, we will not be householding so you need not call the phone number above to object to householding. In addition, we have been notified that certain intermediaries, i.e. brokers or banks, will household proxy materials. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

Electronic Delivery of Proxy Materials

One of our main goals is to maximize shareholder value. In addition to aligning our businesses to focus on the unique issues and needs of our customers, we are harnessing technology to maximize cost savings. As an alternative to receiving printed copies of proxy materials in future years, we offer shareholders the opportunity to receive proxy mailings electronically. By consenting to electronic delivery of future Annual Reports and Proxy Statements, you will help us reduce printing and postage costs.

To take advantage of this offer, please indicate your consent by following the instructions provided as you vote by Internet or go to the website http://www.eproxyvote.com/wlp and follow the prompts. You must have access to a computer and the Internet and expect to have access in the future to be eligible. Selecting this option means that you will no longer receive a printed copy of our Annual Report and Proxy Statement unless you request one.

Each year you will receive an email message with information regarding the Internet web site containing the Annual Report and Proxy Statement and the Internet web site to vote your proxy online. If the email is returned undeliverable, our transfer agent will mail the Annual Report and Proxy Statement to your address of record. If you consent to electronic delivery, you will be responsible for your usual telephone and Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and Annual Report.

Your consent will be effective until you revoke it. You may cancel your consent to electronic delivery at no cost to you at any time by written notification to our Secretary, WellPoint, Inc., at 120 Monument Circle, Indianapolis, Indiana, 46204, or at the Internet site http://www.eproxyconsent.com/wlp.

Cost of Solicitation

We will bear the cost of the solicitation of proxies and have engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies. Georgeson will receive a fee of approximately $6,000 plus reasonable out-of-pocket expenses for this work. We also will reimburse banks, brokers or other custodians, nominees and fiduciaries for their expenses in forwarding the proxy materials to beneficial owners and seeking instruction with respect thereto. In addition, our directors, officers or other associates, without additional compensation, may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication.

GOVERNANCE OF THE COMPANY

We believe that the only results worth achieving are those achieved with integrity and a commitment to excellence.

Accordingly, we have long recognized the importance of and always placed a high priority upon having good corporate governance measures in place. We take great care to ensure that our measures align with the requirements of the Sarbanes-Oxley Act of 2002, the rules promulgated by the SEC and the listing standards of the New York Stock Exchange (“NYSE”).

As required by NYSE Rule 303A.12, in 2004 the Company filed with the NYSE the annual chief executive officer certificate indicating that the chief executive officer is unaware of any violations of the NYSE corporate governance standards. In addition, the Company has filed with the SEC the Section 302 Certifications as exhibits to its Annual Report on Form 10-K for 2004.

We believe it is important to disclose to you a summary of our major corporate governance practices. Many of these practices have been in place for several years and predate our conversion to a public company. Others were adopted in response to regulatory and legislative changes.

Among the practices we adhere to are the following:

•	We have adopted Corporate Governance Guidelines, which are set forth in Appendix I and published on our website (www.wellpoint.com);

•	We also have published on our website the charter of each standing committee of the Board;

•	A majority of our Board is comprised of independent directors;

•	Only independent directors serve on the Audit, Compensation and Governance Committees;

•	Non-employee directors meet in executive session without management present at almost every Board meeting;

•	The independent director who presides at the executive sessions of independent directors rotates quarterly among the Chairpersons of each of the Audit Committee, Compensation Committee and Governance Committee;

•	The lead partner of the Company’s independent registered public accounting firm is rotated at least every five years;

•	The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company’s expense; and

•	The Company’s Board, executive officers, associates and external business partners are governed by the Company’s Standards of Ethical Business Conduct.

We will continue to assess and refine our corporate governance practices and share them with you.

BOARD AND COMMITTEE MEMBERSHIP

As reflected in our Corporate Governance Guidelines, our business, property and affairs are managed under the direction of our Board. Members of our Board stay informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our offices, by participating in meetings of the Board and its committees and through their own industry knowledge and inquiries.

As permitted by the rules of the NYSE, our Board has adopted categorical standards to assist it in making determinations of independence and whether or not a director has a material relationship with the Company. These categorical standards are set forth in Appendix II to this Proxy Statement.

Our Board has determined that each of the following directors meets these standards, has no material relationship with the Company, and is “independent” as defined by the NYSE listing standards: Susan B. Bayh, Sheila P. Burke, William H.T. Bush, Julie A. Hill, Warren Y. Jobe, Victor S. Liss, William G. Mays, Ramiro G. Peru, Jane G. Pisano, Senator Donald W. Riegle, Jr., William J. Ryan, Elizabeth A. Sanders, George A. Schaefer, Jr. and Jackie M. Ward.

During 2004, the Board held 14 meetings. At 11 of the 14 meetings the Board met in executive session without management. During the period in 2004 for which he or she served as a director, each director attended at least 75% of the total meetings of the Board and each committee on which he or she served, other than Mr. Peru who was unable to attend the only Board and Audit Committee meetings held in 2004 after he became a director in November 2004.

There are five standing committees of the Board. From time to time, the Board, in its discretion, may form other committees. The table below provides membership information for each of the Board committees as of January 31, 2005.

Directors	Executive Committee	Audit Committee	Compensation Committee	Governance Committee	Planning Committee
Lenox D. Baker, Jr., M.D.					X
Susan B. Bayh				X
Sheila P. Burke			X
William H.T. Bush					X
Larry C. Glasscock
Julie A. Hill				X
Warren Y. Jobe		X
Victor S. Liss	X	X
L. Ben Lytle	X				X
William G. Mays		X
Ramiro G. Peru		X
Jane G. Pisano			X
Donald W. Riegle, Jr.			X	X
William J. Ryan	X		X
Elizabeth A. Sanders				X
George A. Schaefer, Jr.		X
Leonard D. Schaeffer	X				X
Jackie M. Ward	X		X	X

Bold X Signifies Chairperson of the Committee

Meetings and Committees of the Board

Set forth below are the primary responsibilities of each of the committees.

The Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists the Board in its oversight of the Company’s accounting, financial reporting and internal audit controls and procedures. In its oversight of the Company’s financial statements and the independent audit thereof, the Committee is responsible for the selection, evaluation and, where deemed appropriate, replacement of the independent registered public accounting firm, and for the evaluation of the independence of the independent registered public accounting firm. The Committee is also responsible for the oversight of the Company’s Compliance Program and Standards of Ethical Business Conduct. See “Audit Committee Report.”

A copy of the Audit Committee Charter is attached as Appendix III to this Proxy Statement and is available on the Company’s website at www.wellpoint.com under the Corporate Governance tab.

The Audit Committee met eight times during 2004. At six of the eight meetings the Committee met separately with management, the senior vice president of internal audit and the independent registered public accounting firm.

The current members of the Audit Committee are: Victor S. Liss (Chairperson), Warren Y. Jobe, William G. Mays, Ramiro G. Peru and George A. Schaefer, Jr. The Board has determined that each of the members of the Audit Committee is “independent” as defined by the rules of the SEC and the NYSE listing standards and that each of the members is an “audit committee financial expert” as defined by the SEC’s rules.

The Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s executive officers, reviews and recommends to the Board the Company’s overall compensation policy and oversees the Company’s stock plans.

A copy of the Compensation Committee Charter is attached as Appendix IV to this Proxy Statement and is available on the Company’s website at www.wellpoint.com under the Corporate Governance tab.

The Compensation Committee met eight times during 2004. At three of the eight meetings the Committee met in executive session without management.

The current members of the Compensation Committee are: William J. Ryan (Chairperson), Sheila P. Burke, Jane G. Pisano, Senator Donald W. Riegle, Jr., and Jackie M. Ward. The Board has determined that each of the members of the Compensation Committee is “independent” as defined by the NYSE listing standards.

The Governance Committee

The Governance Committee assists the Board in discharging its responsibilities relating to Board composition, director compensation and corporate governance by identifying and recommending individuals for nomination as members of the Board, recommending to the Board the overall director compensation policy and developing and recommending to the Board a set of corporate governance guidelines.

A current copy of the Governance Committee Charter is attached as Appendix V to this Proxy Statement and is available on the Company’s website at www.wellpoint.com under the Corporate Governance tab.

The Governance Committee met seven times during 2004.

The current members of the Governance Committee are: Jackie M. Ward (Chairperson), Susan B. Bayh, Julie A. Hill, Senator Donald W. Riegle, Jr. and Elizabeth A. Sanders. The Board has determined that each of the members of the Governance Committee is “independent” as defined by the NYSE listing standards.

Shareholder Nominees

The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any shareholder nominations proposed for consideration by the Governance Committee must include the nominee’s name and qualifications for Board membership and must be addressed to Secretary, WellPoint, Inc., 120 Monument Circle, Mail No. M3NF, Indianapolis, Indiana 46204.

For a description of the requirements regarding shareholder nominations and other proposals at annual meetings, see “Shareholder Proposals and Nominations for Next Year’s Annual Meeting” on page 3.

Director Qualifications

The Governance Committee will look for candidates who possess qualifications that meet our strategic needs; possess high personal values, judgment and integrity; have an understanding of our business and the regulatory and policy environment in which we operate; and have diverse experiences in key business, financial and other challenges that face a publicly held health benefits company. In particular, the Governance Committee will look for candidates with special and diverse experience in areas such as management of public companies, entrepreneurial companies, and large companies, investment banking and banking industry experience, health care industry experience, public relations and mass marketing experience, accounting and audit experience, clinical health experience and technology and e-commerce experience. The candidates should be committed to enhancing shareholder value, should have sufficient time to carry out their duties and be able to provide insight and practical wisdom based on experience to represent the interests of all shareholders. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all director duties responsibly. The foregoing qualifications will be applied by the Governance Committee to all candidates for nominees, including candidates submitted by shareholders.

Identifying and Evaluating Nominees for Directors

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers, subject to the restrictions in the Company’s By-Laws, whether the vacancy should be filled and if so, various potential candidates for director. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Governance Committee. The Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

The Planning Committee

The Planning Committee reviews and monitors the Company’s annual operating plan, recommends strategies to achieve the strategic plan, and reviews integration plans for mergers, acquisitions and other corporate transactions.

A current copy of the Planning Committee Charter is attached as Appendix VI to this Proxy Statement and is available on the Company’s website at www.wellpoint.com under the Corporate Governance tab.

The Planning Committee met six times during 2004.

The current members of the Planning Committee are: L. Ben Lytle (Chairperson), Lenox D. Baker, Jr., M.D., William H.T. Bush and Leonard D. Schaeffer.

The Executive Committee

Between meetings of the Board, the Executive Committee has and may exercise the powers and authority of the full Board.

A copy of the Executive Committee Charter is attached as Appendix VII to this Proxy Statement and is available on the Company’s website at www.wellpoint.com under the Corporate Governance tab.

The Executive Committee met one time during 2004. At the meeting, the Executive Committee met in executive session without management.

The current members of the Executive Committee are: Leonard D. Schaeffer (Chairperson), Victor S. Liss, L. Ben Lytle, William J. Ryan and Jackie M. Ward.

Communications with the Board

Individuals may communicate with the Board by submitting an e-mail to the Company’s Board at boardofdirectors@wellpoint.com. Communications that are intended specifically for non-management directors or any individual director should be sent to the e-mail address above to the attention of the Chairman of the Board. Individuals may also communicate with the Board by submitting a letter to the Secretary, WellPoint, Inc. 120 Monument Circle, Mail No. M3NF, Indianapolis, IN 46204.

In addition, individuals may communicate with the Chairperson of the principal committees by submitting an email to:

Chairperson of the Audit Committee: auditchair@wellpoint.com

Chairperson of the Compensation Committee: compensationchair@wellpoint.com

Chairperson of the Governance Committee: governancechair@wellpoint.com

The process for collecting and organizing security holder communications, as well as similar or related activities, has been approved by a majority of the independent directors. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such as:

•	spam;

•	junk mail and mass mailings;

•	medical claims inquiries;

•	new product suggestions;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Board Attendance at Annual Meeting of Shareholders

The policy of the Company is that Board members attend each Annual Meeting of Shareholders. All members of the Board at the time attended the 2004 Annual Meeting of Shareholders.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

2004 Compensation to Current Non-Employee Directors1

Directors	Annual Board/ Committee Retainer ($)	Board Meeting Fees ($)	Committee Meeting Fees ($)	Total Cash Compensation ($)	Stock Received[2] (#)	Securities Underlying Options (#)
Lenox D. Baker, Jr., M.D.	$20,000	$22,500	$7,200	$49,700	232	5,000
Susan B. Bayh	$20,000	$24,000	$8,400	$52,400	232	5,000
Sheila P. Burke[3]	$1,667	$1,500	$1,200	$4,367	15	—
William H.T. Bush[3]	$1,667	$1,500	$1,200	$4,367	15	—
Julie A. Hill[3]	$1,667	$1,500	$1,200	$4,367	15	—
Warren Y. Jobe[3]	$1,667	$1,500	$1,500	$4,667	15	—
Victor S. Liss	$25,625	$25,500	$14,700	$105,885[4]	232[5]	5,000
L. Ben Lytle	$47,550	$24,000	$8,400	$79,950	533	5,000
William G. Mays	$20,000	$24,000	$14,700	$58,700[6]	232[5]	5,000
Ramiro G. Peru[3]	$1,667	$—	$—	$1,667	15	—
Jane G. Pisano[3]	$1,667	$1,500	$1,200	$4,367	15	—
Donald W. Riegle, Jr.	$20,000	$24,000	$20,400	$64,400[7]	232[5]	5,000
William J. Ryan	$23,750	$24,000	$12,000	$59,750	232	5,000
Elizabeth A. Sanders[3]	$1,667	$1,500	$1,200	$4,367	15	—
George A. Schaefer, Jr.	$20,000	$22,500	$13,500	$56,000	232	5,000
Jackie M. Ward	$20,000	$22,500	$19,200	$61,700[8]	232[5]	5,000

[1]	Employee directors do not receive any compensation for their service as a director. Excludes amounts paid by WHN to former directors of WHN prior to the merger of WHN with the Company on November 30, 2004.
[2]	During 2004, one-half of the annual retainer fees were paid in the Company’s Common Stock. Non-Employee Directors were also able to elect to receive all or a part of their other fees, including their remaining retainer, in the Company’s Common Stock.
[3]	Became a member of the Company’s Board of Directors on November 30, 2004, upon the merger of WHN with the Company.
[4]	Includes $40,060 paid to Mr. Liss pursuant to the Board of Directors Deferred Compensation Plan.
[5]	The director deferred receipt of this stock pursuant to the Board of Directors Deferred Compensation Plan.
[6]	All of Mr. Mays’ 2004 compensation was deferred by him pursuant to the Board of Directors Deferred Compensation Plan.
[7]	Of this amount, $6,440 ($2,000 in retainer fees, $2,400 in Board meeting fees and $2,040 in committee meeting fees) was deferred by Mr. Riegle pursuant to the Board of Directors Deferred Compensation Plan.
[8]	All of Ms. Ward’s 2004 compensation was deferred by her pursuant to the Board of Directors Deferred Compensation Plan.

The compensation of our Non-Employee Directors is paid in the form of an annual retainer, meeting and chair fees and stock-based awards. During 2004, each Non-Employee Director received:

•	an annual retainer fee of $40,000 (one-half in cash and one-half in Company Common Stock), paid in equal quarterly installments;

•	a meeting fee of $1,500 for attendance at each Board meeting;

•	a meeting fee of $1,500 for attendance at each Audit Committee meeting;

•	a meeting fee of $1,200 for attendance at each other standing or special committee meeting;

•	an additional annual retainer of $7,500 for the chairperson of the Audit Committee; and

•	an additional annual retainer $5,000 for each chairperson of the other standing committees.

On February 2, 2005, the Board of Directors adopted a new compensation program for Non-Employee Directors pursuant to which each Non-Employee Director will receive:

•	an annual retainer fee of $50,000, paid in advance in four equal quarterly installments;

•	an additional annual retainer of $250,000 for the Chairman of the Board, paid in advance in four equal quarterly installments;

•	an additional annual retainer of $15,000 for the chairperson of the Audit Committee, paid in advance in four equal quarterly installments;

•	an additional annual retainer of $10,000 for the chairperson of the other committees, paid in advance in four equal quarterly installments;

•	a meeting fee of $2,000 for attendance at each Board meeting held in person;

•	a meeting fee of $1,000 for participation in each Board meeting held telephonically unless otherwise specified;

•	a meeting fee of $2,000 for attendance at each Audit Committee meeting held in person;

•	a meeting fee of $1,000 for participation in each Audit Committee meeting held telephonically unless otherwise specified;

•	a meeting fee of $1,500 for attendance at each other committee meeting held in person;

•	a meeting fee of $750 for participation in each other committee meeting held telephonically unless otherwise specified; and

•	an annual physical examination paid for by the Company.

In addition, all Directors are reimbursed for expenses incurred in connection with attendance at and/or participation in any Board and committee meetings, and the Chairman of the Board of Directors is also reimbursed for expenses incurred in connection with his performance of responsibilities as Chairman.

Further, the Company has ongoing obligations to the Chairman of the Board, Mr. Leonard D. Schaeffer, including but not limited to, providing an office, clerical support and supplies during his term as Chairman and for a period of five years thereafter, pursuant to the terms of the Amended and Restated Employment Agreement between WHN and Mr. Schaeffer dated to be effective December 31, 2002. See “—Employment Agreement with the Chairman of the Board.”

Board Deferred Compensation Plan

Cash fees paid to directors may be deferred under the Board Deferred Compensation Plan, which provides a method of deferring payment until a date selected by the director. Cash fees deferred accrue interest at the same rate as in effect from time to time under the Deferred Compensation Plan for employees. The declared interest rate is determined on January 1 of each year and is the average of the 10-year U.S. Treasury Note monthly average rates for the 12-month period ending on September 30 of the previous year, plus 150 basis points.

Board Equity Compensation and Stock Ownership Guidelines

Prior to February 2, 2005, each Non-Employee Director received an annual grant of a non-qualified stock option to purchase 5,000 shares of Common Stock, and each new Non-Employee Director upon his or her election to the Board received a grant of a non-qualified stock option to purchase 10,000 shares of Common Stock; each such stock option had an exercise price equal to the fair market value of a share of Common Stock on the date of grant and each such option vested in three equal annual installments.

On February 2, 2005, the Board replaced the option awards described above with the following annual and initial grants of shares of Common Stock:

•	Each Non-Employee Director will receive, subject to the deferral described below, an annual grant, on the date of the Company’s annual meeting of shareholders each year, of the number of shares of Common Stock equal to five times the annual Board retainer fee then in effect, based on the closing price of the Company’s Common Stock as reported on the NYSE on the date of grant.

•	Each new Non-Employee Director, upon becoming a member of the Board, will receive, subject to the deferral described below, a grant of the number of shares of Common Stock equal to 2.5 times the annual Board retainer fee then in effect, based on the closing price of the Company’s Common Stock as reported on the NYSE on the date of grant. These initial grants will be made to persons who join the Board after February 2, 2005, and therefore none of the current directors received or will receive one of these initial share grants.

Each such annual and initial grant of Common Stock will be deferred for a minimum of five years from the date of grant, in accordance with the terms of the Board of Directors Deferred Compensation Plan. The shares of Common Stock will not be distributed to the Directors until the earlier of the expiration of such deferral period or the date on which a Director ceases to be a member of the Board of Directors.

In addition, each Director has an obligation to own five times the annual Board retainer fee in Company Common Stock at the end of a five-year period commencing on the later of the date such Director became a member of the Board or May 3, 2002.

Employment Agreement with the Chairman of the Board

Amended and Restated Employment Agreement

Leonard D. Schaeffer was appointed Chairman of the Board of Directors of the Company upon the consummation of the merger of WHN with the Company on November 30, 2004. Prior to the merger, Mr. Schaeffer had entered into an Amended and Restated Employment Agreement effective as of December 31, 2002 with WHN, which was previously reported by WHN in a Current Report on Form 8-K filed on December 31, 2002. Pursuant to his employment agreement, Mr. Schaeffer served as Chairman of the Board and Chief Executive Officer of WHN.

As previously reported in a Current Report on Form 8-K filed by the Company on January 21, 2005, on January 19, 2005, Mr. Schaeffer and the Company agreed that effective January 31, 2005, Mr. Schaeffer’s employment would terminate due to Mr. Schaeffer’s “constructive termination” as defined in his employment agreement and Mr. Schaeffer ceased to be an employee of WHN on such date. As previously disclosed, under Mr. Schaeffer’s employment agreement, as a result of the merger and Mr. Schaeffer’s constructive termination, Mr. Schaeffer received a cash payment in the amount of $50,586,000 as well as other non-cash interests and benefits. The cash payment amount consisted of (a) Guaranteed Annual Bonus, (b) Cash Portion of CIC Severance Benefits, and (c) Additional SERP Amount.

Guaranteed Annual Bonus

Under Mr. Schaeffer’s employment agreement, he is entitled to a Guaranteed Annual Bonus for 2004. The “Guaranteed Annual Bonus” is defined as the greatest of (i) Mr. Schaeffer’s target bonus for 2004; (ii) the average of the annual (or annualized) bonus paid to Mr. Schaeffer for 2002 and 2003; or (iii) the actual bonus for Mr. Schaeffer for 2004. The Guaranteed Annual Bonus for 2004 is $5,864,000. The Guaranteed Annual Bonus provision is identical to a provision of WHN’s Officer Change-in-Control Plan applicable to all officers of WHN prior to the merger.

CIC Severance Benefits

Under his previously disclosed employment agreement, Mr. Schaeffer is entitled to the following severance benefits as a result of the merger and his constructive termination: (i) earned but unpaid base salary through the date of termination and any accrued but unpaid vacation and any unpaid bonus for any fiscal year that ended on or before the date of termination; (ii) a prorated portion of any bonus that he would otherwise have received for the year of termination; (iii) a cash payment equal to three times the sum of Mr. Schaeffer’s base salary and the Plan Bonus (“Plan Bonus” is an amount equal to (A) Mr. Schaeffer’s base salary multiplied by (B) the highest target bonus percentage during the period beginning five years before the announcement of the merger and ending immediately before termination of employment, or the date of the merger, if earlier, multiplied by (C) the greater of (1) 100% or (2) the highest average percentage, for the two consecutive fiscal years within the same five-year period defined in clause (B) that Mr. Schaeffer’s actual annual bonus represents of his base salary for such fiscal year); (iv) continuation for 48 months of (a) medical and dental coverage for Mr. Schaeffer and his family, (b) life insurance in an amount equal to three times his base salary, (c) long term disability insurance in an amount equal to one time his base salary, (d) continued participation in other retirement and deferred compensation plans, and (e) three memberships in luncheon, professional or athletic clubs; (v) outplacement services; (vi) additional service credit that will increase vesting service credit to five years, three additional years of service credit and three additional years of age credit for purposes of calculating benefits under the Amended and Restated Special Executive Retirement Plan effective as of December 31, 2002 (the “Schaeffer SERP”); (vii) either a lump sum payment or a special contribution to WHN’s deferred compensation plan equal to the sum of the additional annuity credits and matching contributions to which Mr. Schaeffer would have been entitled under WHN’s cash-balance pension, 401(k) and deferred compensation plans had he remained employed with WHN for three additional years and assuming that the amount payable to Mr. Schaeffer under subsection (iii) above was payable over such three-year period and treated as eligible compensation under such plans; (viii) transfer to Mr. Schaeffer of full title and ownership of the automobile currently being leased for Mr. Schaeffer; (ix) financial counseling benefits for the five calendar years following the year of termination; (x) office space and clerical support staff for a period of five years following termination; and (xi) immediate vesting of all outstanding unvested options and any other equity grants.

As of January 31, 2005 Mr. Schaeffer had unvested stock options to purchase 571,804 shares of the Company’s Common Stock and 35,875 shares of restricted stock (all of which vested effective January 31, 2005 as a result of the constructive termination). Mr. Schaeffer has agreed not to exercise any options which vested as a result of the constructive termination except in accordance with the original vesting schedule for such options.

Mr. Schaeffer was also entitled to receive an excise tax gross-up if payments under the his employment agreement, alone or together with other compensation, would subject him to an excise tax for excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended (“Tax Code”), however the Company has determined that Mr. Schaeffer is not subject to an excise tax. The cash portion of the CIC severance benefits (excluding any amount for the Schaeffer SERP under (vi) above) is equal to approximately $34,100,000.

Additional SERP Severance Benefit

Mr. Schaeffer is a participant in the Schaeffer SERP, which provides certain supplemental retirement benefits to Mr. Schaeffer. As previously disclosed and as described above under “—CIC Severance Benefits,”

Mr. Schaeffer is entitled to five additional years of vesting service credit, three additional years of service credit and three additional years of age credit for purposes of calculating benefits under the Schaeffer SERP. The lump sum cash value of the additional SERP benefits resulting from the additional vesting service, service and age credits described above is in the aggregate amount of $10,622,000 (the “Additional SERP Amount”). The Additional SERP Amount is in addition to the present value of the retirement benefit which Mr. Schaeffer accrued by reason of his actual service and attained age through January 31, 2005.

Section 409A of the Tax Code, as enacted by the American Jobs Creation Act of 2004, Elections Regarding Deferred Compensation Plans and Schaeffer SERP Balances at January 31, 2005

Mr. Schaeffer is a participant in certain deferred compensation plans maintained by the Company or its subsidiaries, including but not limited to the WellPoint Health Comprehensive Executive Non-Qualified Retirement Plan (the “Predecessor Plan”) and the successor 2005 Comprehensive Executive Non-Qualified Retirement Plan (the “2005 Plan”). As described on page 38 of this Proxy Statement, the 2005 Plan is available for executives and other select highly compensated employees of WHN and its subsidiaries and generally mirrors the provision of the frozen Predecessor Plan except for revisions that were necessary to comply with the new Section 409A of the Tax Code.

Recently-issued Notice 2005-1 under Section 409A of the Tax Code provides certain transition relief with respect to funds deferred (or deemed deferred) in 2005 under non-qualified deferred compensation plans such as the 2005 Plan and with respect to other non-qualified deferred compensation plans such as the Schaeffer SERP and the Predecessor Plan, including but not limited to the right of a participant to terminate his or her participation in such plans, with the consent of the employer, and receive an immediate lump sum distribution of his or her deferred account balance or accrued benefit thereunder and the right of an employer to terminate a deferred compensation plan.

As previously reported, on January 31, 2005, Mr. Schaeffer’s participation in all deferred compensation plans with the Company and its subsidiaries, including the Predecessor Plan, the 2005 Plan and the Schaeffer SERP, terminated and he received a lump sum distribution of his aggregate account balance under the Predecessor Plan, the 2005 Plan and the present value of his accrued benefit under the Schaeffer SERP in the aggregate amount of $68,455,000, exclusive of the Additional SERP Amount attributable to the age and service credits provided to him under such plan as part of his CIC Severance Benefits discussed above. The cash payment amount consists of (a) the Combined Predecessor and 2005 Plan Balance at January 31, 2005 in the amount of $31,161,000, and (b) Schaeffer SERP Balance as of January 31, 2005, exclusive of Additional SERP Amount Attributable to Age and Service Credits provided as part of his CIC Severance Benefits in the amount of $37,294,000.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 31, 2005, the number of shares of Common Stock of the Company beneficially owned by each of the Company’s directors, by each of the Company’s CEO and the Company’s four other most highly compensated executive officers, based on salary and bonus earned during 2004 (together with the CEO, the “Named Executive Officers”), by all directors and executive officers as a group, and by each person known by the Company to own beneficially more than five percent of the Company’s Common Stock. Except as otherwise indicated below, each individual owns such shares of Common Stock directly with sole investment and sole voting power.

Name	Position	Number of Shares Beneficially Owned	Percent of Class (if more than 1%)	Number of Shares Supplementally Owned[1]	Percent of Class (if more than 1%)
Leonard D. Schaeffer	Chairman of the Board	3,814,270[2]	1.2%	—	*

Larry C. Glasscock	President and Chief Executive Officer, Director	260,936[3]	*	232,189	*

Lenox D. Baker, Jr.	Director	56,938[4]	*	—	*

Susan B. Bayh	Director	9,049[5]	*	—	*

Sheila P. Burke	Director	52,595[6]	*	44	*

William H.T. Bush	Director	38,159[7]	*	—	*

Julie A. Hill	Director	53,108[8]	*	44	*

Warren Y. Jobe	Director	24,075[9]	*	—	*

Victor S. Liss	Director	10,439[10]	*	276	*

L. Ben Lytle	Director	37,138[11]	*	—	*

William G. Mays	Director	20,539[12]	*	276	*

Ramiro G. Peru	Director	14,727[13]	*	—	*

Jane G. Pisano	Director	21,639[14]	*	—	*

Senator Donald W. Riegle, Jr.	Director	13,039[15]	*	276	*

William J. Ryan	Director	21,715[16]	*	—	*

Elizabeth A. Sanders	Director	64,653[17]	*	3,174	*

George A. Schaefer, Jr.	Director	20,715[18]	*	—	*

Jackie M. Ward	Director	41,425[19]	*	276	*

Keith R. Faller	President and CEO Central Region and Corporate Executive Vice President	54,623[20]	*	90,124	*

Thomas G. Snead, Jr.	President and CEO Southeast Region and Corporate Executive Vice President	348,074[21]	*	48,855

David R. Frick	Executive Vice President and Chief Legal and Administrative Officer	64,188[22]	*	88,104	*

Michael L. Smith	Former Executive Vice President and Chief Financial and Accounting Officer	61,986[23]	*	88,104	*

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071[24]		18,215,700	6.0%	N/A	—

All directors and executive officers as a group (31 persons)		8,344,057[25]	2.7%	1,003,245	*

*	Less than 1%
[1]	For Named Executive Officers this number represents shares of restricted stock that had not yet vested as of January 31, 2005. The Named Executive Officers have voting but not investment power over the shares of restricted stock shown as supplementally owned by them. For directors and other executive officers this number represents unvested restricted stock and/or stock compensation deferred by the individual pursuant to deferred compensation plans. The directors and officers do not have voting or investment power over the shares of Company Common Stock deferred.
[2]	Includes currently exercisable options to purchase 2,486,646 shares of Company Common Stock. Excludes 406,468 shares of Company Common Stock underlying options that vested upon the merger with WHN, but as to which the individual has voluntarily agreed not to exercise prior to the time the related options would have become exercisable in accordance with their original vesting schedules.
[3]	Includes currently exercisable options to purchase 199,999 shares of Company Common Stock. Excludes 200,001 shares of Company Common Stock underlying options that vested upon the merger with WHN, but as to which the individual has voluntarily agreed not to exercise prior to the time the related options would have become exercisable in accordance with their original vesting schedules.
[4]	Includes currently exercisable options to purchase 15,000 shares of Company Common Stock.
[5]	Includes currently exercisable options to purchase 8,334 shares of Company Common Stock.
[6]	Includes currently exercisable options to purchase 39,680 shares of Company Common Stock.
[7]	Includes currently exercisable options to purchase 30,536 shares of Company Common Stock.
[8]	Includes currently exercisable options to purchase 23,954 shares of Company Common Stock.
[9]	Includes currently exercisable options to purchase 20,516 shares of Company Common Stock.
[10]	Includes currently exercisable options to purchase 10,000 shares of Company Common Stock.
[11]	Includes currently exercisable options to purchase 30,000 shares of Company Common Stock.
[12]	Includes currently exercisable options to purchase 20,000 shares of Company Common Stock.
[13]	Includes currently exercisable options to purchase 6,651 shares of Company Common Stock.
[14]	Includes currently exercisable options to purchase 10,955 shares of Company Common Stock.
[15]	Includes currently exercisable options to purchase 12,500 shares of Company Common Stock.
[16]	Includes currently exercisable options to purchase 20,000 shares of Company Common Stock.
[17]	Includes currently exercisable options to purchase 32,999 shares of Company Common Stock.
[18]	Includes currently exercisable options to purchase 20,000 shares of Company Common Stock.
[19]	Includes currently exercisable options to purchase 22,586 shares of Company Common Stock.
[20]	Includes currently exercisable options to purchase 39,999 shares of Company Common Stock and 1,578 shares held in Mr. Faller’s 401(k) plan account. Excludes 40,001 shares of Company Common Stock underlying options that vested upon the merger with WHN, but as to which the individual has voluntarily agreed not to exercise prior to the time the related options would have become exercisable in accordance with their original vesting schedules.
[21]	Includes currently exercisable options to purchase 329,159 shares of Company Common Stock and 8,395 shares held in Mr. Snead’s 401(k) plan account. Excludes 26,667 shares of Company Common Stock underlying options that vested upon the merger with WHN, but as to which the individual has voluntarily agreed not to exercise prior to the time the related options would have become exercisable in accordance with their original vesting schedules.
[22]	Includes currently exercisable options to purchase 49,999 shares of Company Common Stock. Excludes 50,001 shares of Company Common Stock underlying options that vested upon the merger with WHN, but as to which the individual has voluntarily agreed not to exercise prior to the time the related options would have become exercisable in accordance with their original vesting schedules.
[23]	Includes currently exercisable options to purchase 49,999 shares of Company Common Stock and 1,281 shares held in Mr. Smith’s 401(k) plan account. Excludes 50,001 shares of Company Common Stock underlying options that vested upon the merger with WHN, but as to which the individual has voluntarily agreed not to exercise prior to the time the related options would have become exercisable in accordance with their original vesting schedules.
[24]	The amount shown and the following information was provided by Capital Research and Management Company pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, indicating beneficial ownership as of December 31, 2004. Capital Research and Management Company is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and has indicated that it has sole dispositive power with respect to, and is deemed to be the beneficial owner of, the Company’s Common Stock as a result of acting as an investment adviser to various investment companies.

[25]	Includes currently exercisable options to purchase 5,891,435 shares of Company Common Stock. Excludes 1,678,626 shares of Company Common Stock underlying options that vested upon the merger with WHN, but as to which the individuals have voluntarily agreed not to exercise prior to the time the related options would have become exercisable in accordance with their original vesting schedules.

Under the Indiana demutualization law, for a period of five years following the effective date of the Anthem Insurance Companies, Inc. (“Anthem Insurance”) demutualization, no person may acquire beneficial ownership of 5% or more of the outstanding shares of the Company’s Common Stock without the prior approval of the Indiana Insurance Commissioner and the Board. The effective date of Anthem Insurance’s demutualization was November 2, 2001. The Indiana Insurance Commissioner has adopted rules under which, during this five year period, passive institutional investors could purchase 5% or more but less than 10% of the Company’s outstanding Common Stock with the prior approval of the Board and prior notice to the Indiana Insurance Commissioner. The Board has granted prior approval to and provided prior notice to the Indiana Insurance Commissioner of such approval for Capital Research and Management Company to own 5% or more of the outstanding shares of the Company’s Common Stock as disclosed above, and previously granted such approval and provided such notice for another passive institutional investor that did own, but no longer owns, 5% or more of the outstanding shares of the Company’s Common Stock. In addition, the Board has granted prior approval to and provided prior notice of such approval to the Indiana Insurance Commissioner for two other passive institutional investors to own 5% or more of the outstanding shares of the Company’s Common Stock, but the Company is not aware that such investors have reached that level of ownership.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of 18 directors divided into three classes containing six directors each. The term of one class of directors expires each year. Generally, each director serves until the Annual Meeting of Shareholders held in the year that is three years after such director’s election and until such director’s successor is elected and has qualified.

Five directors are to be elected at the Annual Meeting because one director is retiring, each to hold office for a term to expire at the 2008 Annual Meeting of Shareholders and until his or her successor is elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of William H.T. Bush, Warren Y. Jobe, William G. Mays, Senator Donald W. Riegle, Jr. and William J. Ryan. Each of the nominees for director is presently a director, has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. However, if any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person.

Vote Required

Election of directors will be determined by the vote of a plurality of the votes cast on such election.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RE-ELECTION AS DIRECTORS OF WILLIAM H.T. BUSH, WARREN Y. JOBE, WILLIAM G. MAYS, SENATOR DONALD W. RIEGLE, JR. AND WILLIAM J. RYAN.

Unless otherwise indicated below, the principal occupation of each director or nominee has been the same for the last five years. There is no family relationship between any of the directors or executive officers of the Company.

NOMINEES FOR DIRECTOR

Three-year term to expire at the Annual Meeting of Shareholders in 2008

William H.T. Bush, age 66, has been a director of the Company since November 2004. Mr. Bush served on the former WHN Board of Directors from January 2002 until WHN’s merger with the Company in November 2004. Mr. Bush had been elected a director of WHN upon completion of its merger with RightCHOICE Managed Care, Inc. (“RightCHOICE”), where Mr. Bush had served as a director from April 1994 to January 2002. He served on the Blue Cross and Blue Shield of Missouri board of directors from 1989 to 1994 and as Secretary of the Blue Cross and Blue Shield of Missouri board of directors from 1990 to 1994. Mr. Bush is the Chairman of Bush-O’Donnell & Company, Inc. of St. Louis (an investment management and financial advisory firm), which he founded in 1986. Prior to 1986, Mr. Bush served as President and as a director of The Boatmen’s National Bank of St. Louis. Mr. Bush is a director of Martiz, Inc. (performance improvement, travel and management research), the Lord Abbett Affiliated Fund, Inc. (mutual funds) and Engineered Support Systems, Inc. (defense).

Warren Y. Jobe, age 64, has been a director of the Company since November 2004. Mr. Jobe served on the former WHN Board of Directors from March 2001 until WHN’s merger with the Company in November 2004. Mr. Jobe had been elected a director of WHN upon completion of its merger with Cerulean Companies, Inc. (“Cerulean”) in 2001. Mr. Jobe served as a director of Cerulean and Blue Cross and Blue Shield of Georgia, Inc. from April 1999 to March 2001. He is retired. Mr. Jobe was Senior Vice President of Southern Company responsible for Corporate Development from 1998 until 2001. During such time, Mr. Jobe also was Executive Vice President of Georgia Power Company. Mr. Jobe was Executive Vice President and Chief Financial Officer of Georgia Power Company from 1982 to 1998, during which time he was also a member of its Board of Directors. Mr. Jobe is a director of UniSource Energy Corporation (electric services holding company), HomeBanc, Corp. (residential mortgage company) and STI Classic Funds (mutual funds). He is a certified public accountant and a member of the American Institute of Certified Public Accountants.

William G. Mays, age 59, has been a director of the Company since 2001 and a director of Anthem Insurance from 1993 to May 2003. He has been President and Chief Executive Officer of Mays Chemical Company, Inc. (chemical distribution) since 1980. Mr. Mays is a director of Vectren Corporation (gas and electric utility), First Indiana Corporation (bank holding company), United Way of Central Indiana, the Indianapolis Art Museum, the Indiana University Foundation and the National Minority Supplier Development Council.

Senator Donald W. Riegle, Jr., age 67, has been a director of the Company since 2001 and a director of Anthem Insurance from 1999 to May 2003. In April 2001, he joined APCO Worldwide (communications consulting) as Chairman of APCO Government Affairs. From 1995 to 2001, he was Deputy Chairman of Shandwick International (global communications). He served in the U.S. Senate from 1976 through 1994 and in the U.S. House of Representatives from 1967 through 1975. Senator Riegle is a director of Rx Optical (eye care and visual products) and Stillwater Mining Company (mining company).

William J. Ryan, age 61, has been a director of the Company since 2001 and a director of Anthem Insurance from 2000 to May 2003. He has served as Chairman, President and Chief Executive Officer of Banknorth Group, Inc. since 1990. Mr. Ryan is a director of eFunds Corporation (internet processing company) and UnumProvident Corporation (life, long-term care and supplemental insurance company), and is a member of the Federal Reserve Advisory Council. He served as Chairman of the Board of the former Blue Cross Blue Shield of Maine.

DIRECTORS CONTINUING IN OFFICE

Term expiring at the Annual Meeting of Shareholders in 2006

Lenox D. Baker, Jr., M.D., age 63, has been a director of the Company since 2002 and a director of Anthem Insurance from 2002 to May 2003. Dr. Baker had served on the former Trigon Healthcare, Inc. Board of Directors from 1985 until its merger with the Company in July 2002. He is a cardiac and thoracic surgeon, and has been President of the Mid-Atlantic Cardiothoracic Surgeons, Ltd., since 1979. Dr. Baker is a trustee of Johns Hopkins University and a member of the Board of Trustees of Johns Hopkins Medicine (which includes Johns Hopkins Hospital and Health System), as well as serving on the Board of Trustees of Episcopal High School and Hermitage Foundation Museum.

Susan B. Bayh, age 45, has been a director of the Company since 2001 and a director of Anthem Insurance from 1998 to May 2003. Mrs. Bayh was a Distinguished Visiting Professor in the College of Business Administration at Butler University from 1994 until 2004. She was a member of the International Joint Commission between the United States and Canada from 1994 to 2001. Mrs. Bayh is a director of Dendreon Corporation (biotechnology), Novavax, Inc. (pharmaceutical technology), Curis, Inc. (biomedical), Emmis Communications Corporation (telecommunications), Golden State Foods (distributor) and Dyax Corporation (biopharmaceutical company).

Larry C. Glasscock, age 56, has served as President and Chief Executive Officer and as a director of the Company since 2001 and as President and Chief Executive Officer and a director of Anthem Insurance since 1999. He joined Anthem Insurance in April 1998 as Senior Executive Vice President and Chief Operating Officer. He was named President and Chief Operating Officer in April 1999 and succeeded L. Ben Lytle as Chief Executive Officer upon Mr. Lytle’s retirement in October 1999. Mr. Glasscock was the Chairman of the Board of the Company from May 2003 until the WHN merger in November 2004. Prior to joining Anthem Insurance, Mr. Glasscock served as Chief Operating Officer of CareFirst, Inc. (not-for-profit health benefits company) from January 1998 to April 1998. Mr. Glasscock was President and Chief Executive Officer of Group Hospitalization and Medical Services, Inc., which did business as Blue Cross Blue Shield of the National Capital Area, from 1993 to January 1998 and oversaw its affiliation with Blue Cross Blue Shield of Maryland. Prior to moving to the health insurance industry, he served as President and Chief Operating Officer and a director of First American Bank, N.A. (Washington, DC) from 1991 until 1993 when the bank was sold. During 1991, Mr. Glasscock was President and Chief Executive Officer of Essex Holdings, Inc. (an Ohio-based capital investment firm). He also held various executive positions during his twenty-year tenure with Ameritrust Corporation (a Cleveland, Ohio bank holding company). Mr. Glasscock is a director of Zimmer Holdings, Inc. (orthopaedic industry).

Julie A. Hill, age 58, has been a director of the Company since November 2004. Ms. Hill served on the former WHN Board of Directors from March 1994 until WHN’s merger with the Company in November 2004. Ms. Hill has been an independent business consultant since December 2003. From December 2002 until December 2003, she was owner of Hillsdale Development Corp. From December 1998 to December 2002, Ms. Hill was the President and owner of Hiram-Hill Development Company (residential real estate development firm). Ms. Hill was President and Chief Executive Officer of Costain Homes Inc. (home builder) (“Costain”) from January 1991 until November 1998. During 1998, Ms. Hill also served as Chairperson of the Board of Costain. Ms. Hill is also a director of Resources Connection, Inc. (professional services), Lord Abbett Affiliated Fund, Inc. (mutual funds) and Holcim (US), Inc. (construction materials supplier).

L. Ben Lytle, age 58, has been a director of the Company since 2001 and was the Chairman of the Board of the Company from 2001 to May 2003 at which time he became Chairman Emeritus and Presiding Director until May 2004. He was a director of Anthem Insurance from 1987 to May 2003 and Chairman of the Board of Anthem Insurance from 1997 to May 2003. Mr. Lytle served as President of Anthem Insurance from March 1989 to April 1999 and as Chief Executive Officer of Anthem Insurance from March 1989 to October 1999, when he retired. Mr. Lytle is Chairman and CEO of AXIA Health Management LLC (a population health management services provider) and is an Executive-in-Residence at the University of Arizona School of Business and Adjunct

Fellow and trustee of the American Enterprise Institute. Mr. Lytle is a director of Duke Realty Corporation (real estate investment firm), USI, Inc. (insurance broker) and Monaco Coach Corporation (manufacturer of motor coaches and recreational vehicles).

Ramiro G. Peru, age 49, has been a director of the Company since November 2004. Mr. Peru served on the former WHN Board of Directors from May 2003 until WHN’s merger with the Company in November 2004. Mr. Peru is Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation (mining and manufacturing) (“Phelps Dodge”). Mr. Peru joined Phelps Dodge in 1979 and has held various finance and accounting positions with Phelps Dodge and its affiliates. He was appointed to his current position at Phelps Dodge in May 1999. Mr. Peru is currently a member of the National Board of Advisors for the Eller Graduate School of Management at the University of Arizona.

Term expiring at the Annual Meeting of Shareholders in 2007

Sheila P. Burke, age 54, has been a director of the Company since November 2004. Ms. Burke served on the former WHN Board of Directors from April 1997 until WHN’s merger with the Company in November 2004. Ms. Burke currently is the Smithsonian Institution Deputy Secretary and Chief Operating Officer. She joined the Smithsonian Institution in July 2000, as the Undersecretary for American Museums and National Programs. Ms. Burke is an adjunct faculty member of Georgetown University Public Policy Institute, serves as an adjunct lecturer at the John F. Kennedy School of Government at Harvard University and is a fellow of the school’s Malcolm Wiener Center for Social Policy. From December 1996 until July 2000, Ms. Burke served as an Executive Dean and lecturer on public policy at the John F. Kennedy School of Government, Harvard University. Ms. Burke served as the chief of staff to former Senate Majority Leader Bob Dole from 1986 to 1996 and was elected to serve as secretary of the Senate in 1995. Ms. Burke served as deputy chief of staff to the Senate Majority Leader from 1985 to 1986, as deputy staff director of the Senate Committee on Finance from 1982 to 1985, and as a professional staff member of the committee from 1979 to 1982. Ms. Burke is a director of The Chubb Corporation (property and casualty insurance).

Victor S. Liss, age 68, has been a director of the Company since 2001 and a director of Anthem Insurance from 1997 to May 2003. He was President, Chief Executive Officer, and Vice Chairman of Trans-Lux Corporation (electronics) from 1992 until his retirement in April 2002. Mr. Liss continues to serve as Vice Chairman and a director of Trans-Lux Corporation and is a director of Honey Hill Care Center (nursing care facility), an advisory board member of Sacred Heart University and is Chairman of the Trustees of Norwalk Hospital in Norwalk, Connecticut. He is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Connecticut and New York state CPA societies.

Jane G. Pisano, Ph.D., age 60, has been a director of the Company since November 2004. Dr. Pisano served on the former WHN Board of Directors from June 2002 until WHN’s merger with the Company in November 2004. Since November 2001, Dr. Pisano has been President and Director of The Natural History Museum of Los Angeles County. From 1998 until November 2001, she was the Senior Vice President, External Relations of the University of Southern California. From 1994 to 1998, she served as the Vice President, External Relations of the University of Southern California and, from 1991 until 1998, she was the Dean of the University of Southern California’s School of Public Administration. From 1986 to 1991, she was President, Los Angeles 2000 Committee and The 2000 Partnership.

George A. Schaefer, Jr., age 59, has been a director of the Company since 2001 and a director of Anthem Insurance from 1995 to May 2003. He has been President and Chief Executive Officer of Fifth Third Bancorp since 1990. Mr. Schaefer is a director of Fifth Third Bancorp, Kenton County Airport and Ashland, Inc. (petroleum and chemical business) and is a trustee of the Board of the University of Cincinnati and the Children’s Hospital in Cincinnati, Ohio.

Leonard D. Schaeffer, age 59, has been Chairman of the Board of Directors of the Company since November 2004. Mr. Schaeffer served as Chairman of the Board of Directors and Chief Executive Officer of WHN from 1992 until WHN’s merger with the Company in November 2004. From 1986 to 2002, Mr. Schaeffer

served as Chief Executive Officer of Blue Cross of California (“BCC”) and has served as Chairman of its Board of Directors since 1989. From 1982 to 1986, Mr. Schaeffer served as President of Group Health, Inc. (HMO). Prior to joining Group Health, Inc., Mr. Schaeffer was the Executive Vice President and Chief Operating Officer of the Student Loan Marketing Association (financial institution that provides a secondary market for student loans) from 1980 to 1981. From 1978 to 1980, Mr. Schaeffer was the Administrator of the Health Care Financing Administration (now known as the Centers for Medicare and Medicaid Services), which administers the federal Medicare and Medicaid programs. Mr. Schaeffer currently serves as a director of Allergan, Inc. (specialty pharmaceutical) and Amgen Inc. (biotechnology).

Jackie M. Ward, age 66, has been a director of the Company since 2002 and a director of Anthem Insurance from 2002 to May 2003. Ms. Ward had served on the former Trigon Healthcare, Inc. Board of Directors from 1993 until its merger with the Company in July 2002. She was a founder and served as President, Chief Executive Officer and Chairman of Atlanta-based Computer Generation Incorporated (software developer) (“CGI”) from 1970 to 2000. Since December 2000, Ms. Ward has served as outside managing director of Intec Telecom Systems PLC (telecom software), which purchased CGI. Ms. Ward is a director of Bank of America Corporation, Sanmina—SCI Corporation (manufacturer of electric components), Equifax, Inc. (information management), Flowers Foods, Inc. (distribution) and SYSCO Corporation (distribution).

DIRECTOR RETIRING FROM OFFICE

Elizabeth A. Sanders, age 59, has been a director of the Company since November 2004. Ms. Sanders served on the former WHN Board of Directors from May 1996 until WHN’s merger with the Company in November 2004. Ms. Sanders has been a consultant to executive management from 1990 to the present. She was employed by Nordstrom, Inc. from 1971 to 1990 and served as Vice President and General Manager of Nordstrom, Inc. from 1981 to 1990. Ms. Sanders is a founder of the National Bank of Southern California and was on its board of directors from 1983 to 1990. She currently serves on the boards of directors of Washington Mutual Inc. (financial services holding company), Wolverine World Wide, Inc. (footwear manufacturer) and Denny’s Corporation (restaurant company).

As previously reported in the Company’s Current Report on Form 8-K filed on January 6, 2005, Ms. Sanders has advised the Company that she will not stand for re-election. Ms. Sanders will continue as a director until her term ends at the 2005 Annual Meeting of Shareholders. She will not stand for reelection and effective upon her retirement the size of the Board of Directors will be reduced by one to a total of seventeen.

ACKNOWLEDGEMENT OF FORMER DIRECTOR

Allan B. Hubbard served as a member of the Board of Directors of the Company from 2001 to January 2005 and as a director of Anthem Insurance from 1999 to May 2003. As previously reported in a Current Report on Form 8-K filed by the Company on January 14, 2005, effective January 18, 2005, Mr. Hubbard was appointed by the President of the United States of America to the position of director of the White House National Economic Council, and therefore Mr. Hubbard retired from the Board effective on January 17, 2005. The Board of Directors would like to acknowledge and thank Mr. Hubbard for his service on the Board of Directors.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004. The Audit Committee has selected Ernst & Young LLP to continue in that capacity for 2005 and is submitting this matter to shareholders for their ratification. In the event this Proposal is not approved, a selection of another independent registered public accounting firm for the Company will be made by the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions. Notwithstanding ratification by the shareholders, the Audit Committee reserves the right to replace the Company’s independent registered public accounting firm at any time.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

Audit Fees

Fees paid to Ernst & Young LLP for the audit of the consolidated financial statements of the Company, the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, review of quarterly financial statements, internal control reviews and assistance with internal control reporting requirements, insurance statutory audits, review of registration statements and periodic reports filed with the SEC, review of purchase accounting, and other accounting and reporting consultation were $5,378,281 and $2,970,533 in 2004 and 2003, respectively.

Audit-Related Fees

Fees paid to Ernst & Young LLP for employee benefit plan audits, due diligence related to the WellPoint Health Networks Inc. merger and other audit-related services were $909,388 and $942,120 in 2004 and 2003, respectively.

Tax Fees

Fees paid to Ernst & Young LLP for tax compliance, tax advice and tax planning, including consultation regarding the WellPoint Health Networks Inc. and Trigon Healthcare, Inc. mergers were $76,467 and $150,492 in 2004 and 2003, respectively.

All Other Fees

Fees paid to Ernst & Young LLP for business continuity planning and agreed upon procedures in connection with the Company’s compliance with certain agreements with the United States government were $22,070 and $52,048 in 2004 and 2003, respectively.

All services performed by Ernst & Young LLP and identified under Audit Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee and/or subsequent to adoption were approved pursuant to the Audit Committee Pre-Approval Policy. The Audit Committee did not approve any services pursuant to the de minimis exception set forth in 17 CFR 210.2-01(c)(2)(i)(C).

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee of the Board has adopted a policy concerning the pre-approval of audit and non-audit services (the “Policy”). Pursuant to the Policy, unless a type of service to be provided by the independent registered public accounting firm has received pre-approval in connection with the audit engagement letter or related fees are less than $50,000, such service requires a specific pre-approval by the Audit Committee. In addition, the Audit Committee has delegated pre-approval to the Chairperson of the Audit Committee for engagements of up to $500,000. The Chairperson must report any pre-approval decisions to the Audit Committee at the next scheduled quarterly meeting of the Audit Committee. Procedures have been established which require all requests for pre-approval to be submitted to the Audit Committee or Chairperson by both the independent registered public accounting firm and the Chief Financial Officer, Chief Accounting Officer, Controller or other designated officer.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of five “independent directors” as that term is defined by the NYSE listing standards and SEC rules. The Board has determined that each current member of the Audit Committee is an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee operates under a written charter adopted by the Board which details the responsibilities of the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the Company’s financial statements and reporting process, including the system of internal controls, and has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, as well as auditing the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company’s management and the independent registered public accounting firm. This review included a discussion of the quality and acceptability of the Company’s financial reporting and controls, including the clarity of disclosures in the financial statements. The Audit Committee reviewed, and discussed with management and the independent registered public accounting firm, management’s report and the accounting firm’s report and audit of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), the Sarbanes-Oxley Act of 2002 and related SEC and NYSE rules. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management, including the matters in the written disclosures which were received by the Audit Committee from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Audit Committee further discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present to discuss the results of their audits, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the SEC.

Audit Committee January 1, 2004 – November 30, 2004	Audit Committee November 30, 2004 – Present

Victor S. Liss, Chairperson	Victor S. Liss, Chairperson
William B. Hart	Warren Y. Jobe
William G. Mays	William G. Mays
George A. Schaefer, Jr.	Ramiro G. Peru
John Sherman, Jr.	George A. Schaefer, Jr.

PROPOSAL NO. 3

SHAREHOLDER PROPOSAL

Shareholder Proposal

The American Federation of Labor and Congress of Industrial Organizations (AFL-CIO) Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, which is the beneficial owner of 100 shares of the Company’s common stock, has submitted the following resolution and supporting statement:

RESOLVED, that the shareholders of Anthem, Inc. (the “Company”) urge the Board of Directors to adopt a policy that a significant portion of future equity compensation grants to senior executives shall be shares of stock that require the achievement of performance goals as a prerequisite to vesting (“performance-vesting shares”).

This policy shall apply to existing employment agreements and equity compensation plans only if the use of performance-vesting shares can be legally implemented by the Company, and will otherwise apply to the design of all future plans and agreements.

Supporting Statement

We believe that our Company’s compensation policies should encourage the ownership of stock by senior executives in order to align their interests with those of shareholders. To achieve this goal, we favor granting senior executives actual shares of stock for meeting specified performance goals. In our opinion, performance-vesting shares are a better form of equity compensation than fixed-price stock options or time-vesting restricted stock.

Fixed-price stock option grants provide senior executives with incentives that may not be in the best interests of long-term shareholders. In our view, stock option grants promise executives all the benefit of share price increases with none of the risk of share price declines. Stock options can reward short-term decision-making because many executives’ options can be exercised just one year after the grant date. Furthermore, we believe that stock options can create a strong incentive to manipulate a company’s stock price through questionable or even fraudulent accounting.

Leading investors and regulators have questioned the use of stock options to compensate executives. Berkshire Hathaway CEO Warren Buffet has characterized fixed-price stock options as “really a royalty on the passage of time.” Federal Reserve Chairman Alan Greenspan blamed poorly-structured options for the ‘infectious greed’ of the 1990s, because “they failed to properly align the long-term interests of shareholders and managers.”

Similarly, we oppose granting executives time-vesting restricted stock that does not include any performance requirements. In our view, time-vesting restricted stock rewards tenure, not performance. Instead, we believe vesting requirements should be tailored to measure each individual executive’s performance through disclosed benchmarks, in addition to the Company’s share price. To align their incentives with those of long-term shareholders, we also believe that senior executives should be required to hold a significant portion of these performance-vesting shares for as long as they remain executives of the Company.

Executive compensation consultant Pearl Meyer has said “if a company is going to issue restricted stock grants as a way of making sure executives are owners rather than optionees, the grant should be earned on a performance basis — it shouldn’t be just a giveaway.” Former SEC Chairman Richard Breeden has stated that “there is not a strong reason for granting restricted stock rather than simply paying cash unless there are performance hurdles to vesting.”

Board of Directors’ Response

After careful consideration, the Board believes that the shareholder proposal is not in the best interests of the Company or its shareholders for the reasons set forth below.

The Company believes strongly in tying employee compensation, especially that of its senior management, to company performance. The Compensation Committee of the Board is comprised solely of independent “outside” directors. Its philosophy is to reward executive management only after they have delivered significant benefits, as measured against pre-established goals, to members, associates and shareholders. The Compensation Committee has found a combination of cash incentives, stock options and restricted stock awards is the most appropriate way to deliver these rewards. This approach to compensation has proven to be successful as the Company has demonstrated its ability to attract and retain talented senior executives and to sustain a strong track record of performance in a very competitive marketplace.

As discussed in the Compensation Committee Report on Executive Compensation beginning on page 43 of this Proxy Statement, the Compensation Committee takes into account the Company’s and the individual’s performance, financial and otherwise, in granting bonuses and equity-based awards to senior executives. The Compensation Committee reviews the Company’s performance in the market, together with management’s achievement of strategic goals and objectives established at the beginning of the year, to determine the level of funding that will be granted for cash and equity-based incentives. The amount of options and restricted stock that are granted are determined based on individual executives’ performance and achievement of goals and objectives, as well as potential for greater future responsibilities and promotion, potential retention risk and relevant market and industry data.

The Board believes it is important to preserve the flexibility of the Compensation Committee to choose incentives for recruiting and retaining senior executives of the Company. The Board believes that this proposal, which would limit the Compensation Committee’s ability to grant stock options and time-vesting restricted stock awards, could put the Company at a competitive disadvantage in its ability to attract and retain top quality senior executives. This is because the Company’s peers may not be similarly restricted in the types of incentives they can award to senior executives. Further, the Compensation Committee regularly reviews the competitiveness and effectiveness of the Company’s compensation programs. The Board believes that it is extremely important to preserve flexibility in its compensation programs so that the Compensation Committee can choose incentives that work best at meeting the Company’s goals.

The Compensation Committee believes that stock option grants and restricted stock awards are inherently performance based. The time-based vesting facilitates the Company’s retention of senior executives, while creating an incentive for them to work to improve the share price of the Company’s common stock over the long term. The Company already encourages the ownership of stock by senior executives in order to align their interests with those of shareholders. In particular, the Compensation Committee expects the executive officers to own stock valued at between one and one-half and five times their salaries by the end of a five-year period commencing on the later of the date he or she (a) was first able to purchase shares of the Company Common Stock or (b) became an officer. The Compensation Committee reviews ownership levels annually.

The Board believes that the Company’s current executive compensation programs align executives’ interests with those of the Company’s shareholders and provide appropriate incentives for executives to properly focus on the Company’s performance over the long term. This focus has been reflected in the Company’s strong historical performance, which has ultimately benefited all stakeholders. The Board believes that it is in the best interests of shareholders to give the Compensation Committee the discretion to use and introduce new compensation and equity incentive tools as appropriate to recruit and retain top quality senior executives. The Board believes that the integrity of its compensation programs can best be maintained through strong corporate governance practices, rather than the preference of one type of equity award over another.

For all of the reasons stated above, the Board believes that the adoption of the shareholder proposal is unnecessary and could be detrimental to the long-term interests of the Company’s shareholders.

The Board of Directors recommends that you vote “AGAINST” the shareholder proposal that the Board of Directors adopt a policy that a significant portion of future equity compensation grants to senior executives be performance-vesting shares.

EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position

Larry C. Glasscock	56	President and Chief Executive Officer

Mark L. Boxer	45	Executive Vice President and Chief Strategy Officer

Angela F. Braly	43	Executive Vice President, General Counsel and Chief Public Affairs Officer

Randal L. Brown	46	Senior Vice President of Human Resources

David C. Colby	51	Executive Vice President and Chief Financial Officer

Wayne S. DeVeydt	35	Senior Vice President and Chief Accounting Officer

Marjorie W. Dorr	42	President and CEO Northeast Region and Corporate Executive Vice President

Keith R. Faller	57	President and CEO Central Region and Corporate Executive Vice President

David R. Frick[1]	60	Executive Vice President and Chief Legal and Administrative Officer

David S. Helwig	48	President and CEO West Region and Corporate Executive Vice President

Joan E. Herman	51	President and CEO Specialty, Senior and State Sponsored Strategic Business Unit and Corporate Executive Vice President

Randall J. Lewis	42	Senior Vice President, Internal Audit and Chief Compliance Officer

Samuel R. Nussbaum, M.D.	56	Executive Vice President and Chief Medical Officer

Ronald J. Ponder	62	Executive Vice President and Chief Information Officer

Alice F. Rosenblatt	56	Executive Vice President, Integration Planning/Implementation and Chief Actuary

Thomas G. Snead, Jr.	51	President and CEO Southeast Region and Corporate Executive Vice President

John S. Watts, Jr.	45	President and CEO National Accounts Strategic Business Unit and Corporate Executive Vice President

[1]	Mr. Frick has announced his retirement effective as of July 1, 2005.

The following is biographical information for our executive officers:

Larry C. Glasscock See biographical information under “Directors Continuing in Office” at page 19.

Mark L. Boxer has served as Executive Vice President and Chief Strategy Officer since the Company’s merger with WHN in November 2004. From May 2003 to November 2004, he served as Senior Vice President, Chief Strategy and Business Development Officer. Mr. Boxer has held various executive positions since joining the Company in 2000. From 1996 to 2000, he was a Senior Vice President of Information Technology and eBusiness with CIGNA Health Care (managed care and indemnity).

Angela F. Braly has served as Executive Vice President, General Counsel and Chief Public Affairs Officer of the Company since April 1, 2005. Previously, Ms. Braly served as President and CEO of Blue Cross Blue Shield of Missouri (a subsidiary of the Company) since August 2003. She joined RightCHOICE Managed Care Inc. in January 1999, then the parent company of Blue Cross Blue Shield of Missouri, as General Counsel, also overseeing government relations. Prior to that Ms. Braly was a partner in the law firm of Lewis, Rice & Fingersh, L.C.

Randal L. Brown has served as Senior Vice President of Human Resources of the Company since 2001. Prior to joining the Company, Mr. Brown served in a variety of human resource leadership roles for Thomson (video products and services), General Electric Corporation and RCA.

David C. Colby has served as Executive Vice President and Chief Financial Officer of the Company since the merger of WHN with the Company in November 2004. Mr. Colby had been Executive Vice President and Chief Financial Officer of WHN from September 1997. From April 1996 until joining WHN, Mr. Colby was Executive Vice President and Chief Financial Officer and a director of American Medical Response, Inc. (ambulance services and emergency physician practice management). From July 1988 until March 1996, Mr. Colby was with Columbia/HCA Healthcare Corporation (hospital operator), most recently serving as Senior Vice President and Treasurer. From September 1983 until July 1988, Mr. Colby was Senior Vice President and Chief Financial Officer of The Methodist Hospital in Houston, Texas. Mr. Colby serves as a manager of Ardent Health Services LLC (hospital operator).

Wayne S. DeVeydt has served as Senior Vice President and Chief Accounting Officer of the Company since March 16, 2005. Prior to joining the Company, Mr. DeVeydt served with PricewaterhouseCoopers LLP (public accounting firm) in many roles since 1996, including most recently as the lead engagement partner for a number of large, national managed care and insurance companies including WHN.

Marjorie W. Dorr has served as President and CEO Northeast Region and Corporate Executive Vice President of the Company since November 2004 and was President of Anthem East from 2000 to November 2004. She has held numerous executive positions since joining Anthem Insurance in 1991, including Vice President of Corporate Finance; Chief Financial Officer of Anthem Casualty Insurance Group; President and director of Anthem Prescription Management, LLC; and Chief Operating Officer of Anthem Health Plans, Inc. in Connecticut.

Keith R. Faller has served as President and CEO Central Region and Corporate Executive Vice President of the Company since November 2004 and was President of Anthem Midwest from 1997 to November 2004. He has held numerous executive positions since joining Anthem Insurance in 1970, including Senior Vice President for Customer Administration; President and Chief Executive Officer of Acordia of the South; Executive Vice President, Acordia, Inc.; President and Chief Executive Officer, Anthem Life Insurance Company; Executive Vice President, Health Insurance; Chief Executive Officer of Anthem Health Plans; and President and Chief Executive Officer, Acordia Small Business Benefits, Inc.

David R. Frick has served as Executive Vice President and Chief Legal and Administrative Officer of the Company since 2001. He joined Anthem Insurance in 1995 as Executive Vice President and Chief Legal and Administrative Officer. Prior to joining Anthem Insurance, he served as a director. Mr. Frick was a partner at the law firm of Baker & Daniels from 1982 to 1995, and he was managing partner from 1987 to 1992. He was Deputy Mayor of the City of Indianapolis from 1977 to 1982. He is a director of Artistic Media Partners, Inc. (radio stations) and The National Bank of Indianapolis Corporation (bank holding company).

David S. Helwig has served as President and CEO West Region and Corporate Executive Vice President of the Company since the merger of WHN with the Company in November 2004. Previously, Mr. Helwig had been Executive Vice President, Blue Cross of California Businesses of WHN since February 2002. He has held numerous executive positions since joining WHN in 1995, including Executive Vice President, Large Group Division, Senior Vice President, Western Region, Large Group Businesses and Senior Vice President and Chief Actuary.

Joan E. Herman has served as President and CEO Specialty, Senior and State Sponsored Strategic Business Unit and Corporate Executive Vice President of the Company since the merger of WHN with the Company in November 2004. Ms. Herman joined WHN in June 1998 as Executive Vice President, Specialty Division. She has held numerous executive positions since joining WHN in 1998, including Executive Vice President, Senior and Specialty Businesses and Executive Vice President, Senior, Specialty and State-Sponsored Programs Division. Ms. Herman is a member of the Society of Actuaries and the American Academy of Actuaries.

Randall J. Lewis has served as Senior Vice President, Internal Audit and Chief Compliance Officer of the Company since the merger of WHN with the Company in November 2004. Previously, Mr. Lewis was serving as Senior Vice President, Internal Audit, Process Improvement, and Chief Compliance Officer of the Company since July 2003. Before joining the Company, he served six years at Wells Fargo & Company (financial services holding company) as managing director of Corporate Development and as executive vice president and chief auditor. Prior to Wells Fargo, Mr. Lewis worked 12 years for GE in a variety of finance and operations roles primarily in the company’s financial services subsidiary, GE Capital.

Samuel R. Nussbaum, M.D. has served as Executive Vice President and Chief Medical Officer of the Company since 2001. From 1996 to 2000, Dr. Nussbaum served both as Executive Vice President for Medical Affairs and System Integration at BJC Health System of St. Louis (academic and community integrated health and hospital system) and as Chief Executive Officer of Health Partners of the Midwest (health plan). Prior to that, Dr. Nussbaum was President and Chief Executive Officer of Physician Partners of New England, Senior Vice President for Health Care Delivery at Blue Cross Blue Shield of Massachusetts and a professor at Harvard Medical School.

Ronald J. Ponder, Ph. D. has served as Executive Vice President and Chief Information Officer of the Company since the merger of WHN with the Company in November 2004. Previously, Dr. Ponder had been Executive Vice President and Chief Information Officer of WHN since July 2002. From April 1999 to June 2002, Dr. Ponder served as President and Chief Executive Officer and a director of Telecom, Media & Networks Americas, a Cap Gemini Ernst & Young company (consulting, technology and outsourcing services). Prior to that, Dr. Ponder was President and Chief Executive Officer of BDSI, Inc. (consulting and systems development) from November 1997 to April 1999. Dr. Ponder has also held senior officer positions at Sprint (telecommunications), AT&T (telecommunications) and Federal Express (express transportation and other services). Dr. Ponder serves as a director of Lincoln National Corporation (insurance and investment management holding company).

Alice F. Rosenblatt has served as Executive Vice President, Integration Planning/Implementation and Chief Actuary of the Company since the merger of WHN with the Company in November 2004. Previously, Ms. Rosenblatt had been Executive Vice President, Actuarial and Integration Planning and Implementation, and Chief Actuary of WHN since March 2002. She has held numerous executive positions since joining WHN in 1996, including Senior Vice President, Actuarial and Integration Planning and Implementation and Chief Actuary, Senior Vice President, Integration Planning and Implementation, Senior Vice President, Mergers and Acquisitions Integration and Senior Vice President, Chief Actuary.

Thomas G. Snead, Jr. has served as President and CEO Southeast Region and Corporate Executive Vice President of the Company since November 2004 and previously was President of Anthem Southeast since the Company’s merger with Trigon Healthcare, Inc. in 2002. Mr. Snead joined Trigon Healthcare, Inc. in 1985 and has held various positions, including Chairman from 2000 to 2002, President and Chief Executive Officer from 1999 to 2002, President and Chief Operating Officer from 1997 to 1999 and Senior Vice President and Chief Financial Officer from 1990 to 1997. He is a director of LandAmerica Financial Group, Inc. (title insurance company).

John S. Watts, Jr. has served as President and CEO National Accounts Strategic Business Unit and Corporate Executive Vice President of the Company since the merger of WHN with the Company in November 2004. Previously, Mr. Watts had been Chief Executive and President of Blue Cross Blue Shield of Georgia since January 2003. He has held numerous executive positions since joining WHN in 1995, including Senior Vice President for Blue Cross Blue Shield of Georgia’s Large Group Division, Acting Senior Vice President, UNICARE commercial accounts for WHN’s Large Group Division, eastern, southern and central regions and General Manager of Blue Cross of California’s Large Group Services, key and major accounts serving employer groups of 51 to 2,000 employees.

The above information includes business experience during the past five years for each of the Company’s executive officers. Executive officers of the Company serve at the discretion of the Board of Directors. There is no family relationship between any of the directors or executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership with the SEC. Such persons also are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2004, our executive officers, directors, and greater than 10% shareholders complied with all applicable filing requirements relating to the Company’s Common Stock, except that (i) Ms. Hill failed to timely report a distribution of 5,952 shares of Company Common Stock to her from a deferred compensation plan on November 30, 2004, due to an administrative error; (ii) Mr. Lewis omitted reporting his holdings of 45,000 stock options and 5,000 restricted shares on his initial Form 3 filing; (iii) Ms. Sanders failed to timely report a distribution of 794 shares of Company Common Stock to her from a deferred compensation plan on January 3, 2005, due to an administrative error; and (iv) Mr. Schaeffer failed to timely report a sale of 400,000 shares on December 2, 2004, due to an administrative error.

STANDARDS OF ETHICAL BUSINESS CONDUCT

The Company has adopted Standards of Ethical Business Conduct (the “Code”) for directors, management and other associates of the Company. The purpose of the Code is to focus on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and integrity. The Code is posted on the Company’s web site at www.wellpoint.com under the Corporate Governance tab, and is available in print upon request to our Secretary, WellPoint, Inc., 120 Monument Circle, Mail No. M3NF, Indianapolis, IN 46204.

Everyone is expected to act in accordance with the requirements of the Code. Waivers of the Code for any director, the chief executive officer, the chief financial officer and other executive officers may only be made by the Board or by a Board committee composed of independent directors. Any such waiver and any amendment to the Code will be posted on the Company web site at www.wellpoint.com under the Corporate Governance tab and otherwise disclosed as required by law. During fiscal year 2004 there were no waivers of the Code for any director, the chief executive officer, the chief financial officer or any other executive officer of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Company’s last three years to the Company’s Named Executive Officers.

Long Term Compensation
		Annual Compensation			Awards			Payouts
Name and Principal Position	Year	Salary $	Bonus $[1]	Other Annual Compensation $[2]	Restricted Stock Awards[3]		Securities Underlying Options/ SARs (#)	LTIP Payouts $[4]		All Other Compensation $[5]
Larry C. Glasscock President and Chief Executive Officer	2004 2003 2002	$1,081,600 1,040,000 980,000	$4,081,498 2,311,845 2,352,000	$283,445 273,006 197,877	$	— 21,243,000 3,233,700	200,000 200,000 200,000	$	— 21,243,000 —	$153,236 101,868 94,262

Keith R. Faller[6] President and CEO Central Region and Corporate Executive Vice President	2004 2003 2002	$539,500 500,000 465,000	$1,383,069 777,720 744,000	$397,491 139,044 114,957		$2,727,500 5,958,225 862,320	55,000 40,000 40,000	$	— 5,958,225 —	$269,730 37,254 33,071

Thomas G. Snead, Jr.[7] President and CEO Southeast Region and Corporate Executive Vice President	2004 2003 2002	$536,731 500,000 351,442	$1,357,437 777,720 425,000	$3,200,270 3,418,864 4,055,731		$2,727,500 2,182,500 —	55,000 40,000 —	$	— 2,182,500 765,000	$59,781 137,100 48,507

David R. Frick Executive Vice President and Chief Legal and Administrative Officer	2004 2003 2002	$535,000 500,000 475,000	$1,479,369 740,976 760,000	$70,573 65,386 56,425	$	— 8,060,700 883,878	50,000 50,000 50,000	$	— 8,060,700 —	$57,752 37,778 33,932

Michael L. Smith[8] Former Executive Vice President and Chief Financial and Accounting Officer	2004 2003 2002	$535,000 500,000 475,000	$1,479,369 740,976 760,000	$12,819 126,165 101,953	$	— 8,060,700 883,878	50,000 50,000 50,000	$	— 8,060,700 —	$3,335,752 37,756 33,905

[1]	For 2004: The amounts in this column consist of (i) Anthem Annual Incentive Plan awards to Mr. Glasscock ($2,057,878), Mr. Faller ($776,413), Mr. Snead ($754,523), Mr. Frick ($678,602) and Mr. Smith ($678,602) earned during 2004 which were paid in 2005, and (ii) awards under the Anthem Long-Term Incentive Plan for Mr. Glasscock ($2,023,620), Mr. Faller ($606,656), Mr. Snead ($602,914), Mr. Frick ($800,767) and Mr. Smith ($800,767) earned for the 2004 performance period which were paid in 2005. The awards under the Anthem Long-Term Incentive Plan relating to the 2004 performance period are included in the “Bonus” column pursuant to SEC guidance since they relate to performance over a one-year, instead of a multi-year, period.
For 2003 and 2002: The amounts in this column represent the Annual Incentive Plan awards earned during the specified year, which are paid in the following year.
[2]

For 2004: Mr. Glasscock received $42,000 in cash and $10,000 in reimbursements as part of the Directed Executive Compensation Program. None of the other Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of their salary and bonus. Amounts include the above-market portion of interest paid on the deferred compensation for Mr. Glasscock ($143,319), Mr. Faller ($46,022), Mr. Frick ($48,072) and Mr. Smith ($12,819) and the above-market portion of interest paid on the deferred long-term incentive payments for Mr. Glasscock ($88,126), Mr. Faller ($101,618) and Mr. Frick ($22,501). The amount for Mr. Faller includes $249,851 in a tax “gross-up” payment relating to the rollout of a former split dollar life insurance program to a full whole life insurance policy. The amounts for Mr. Snead includes non-compete payments as a result of the merger with Trigon Healthcare, Inc. ($2,387,915), and Tax Code Section 280G excise taxes and tax gross-ups paid by the Company ($812,355).

For 2003: Mr. Glasscock received $42,000 in cash and $10,000 in reimbursements as part of the Directed Executive Compensation Program and $26,124 in legal expenses, which were paid for by the Company. None of the other Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus. Amounts include the above-market portion of interest paid on the deferred compensation for Mr. Glasscock ($107,956), Mr. Faller ($38,810), Mr. Frick ($43,191) and Mr. Smith ($9,985) and the above-market portion of interest paid on the deferred long-term incentive payments for Mr. Glasscock ($86,926), Mr. Faller ($100,233), Mr. Frick ($22,195) and Mr. Smith ($116,179). Amounts for Mr. Snead include non-compete payments as a result of the merger with Trigon Healthcare, Inc. ($2,548,921), Tax Code Section 280G excise taxes and tax gross-ups paid by the Company ($867,625) and Medicare tax gross-up on the Trigon 401(k) Restoration Plan Company matching contributions ($2,318).
For 2002: Mr. Glasscock received $42,000 in cash and $13,001 in reimbursements as part of the Directed Executive Compensation Program. None of the other Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus. Amounts include the above-market portion of interest paid on the deferred compensation for Mr. Glasscock ($72,715), Mr. Faller ($33,363), Mr. Frick ($38,358) and Mr. Smith ($7,378) and the above-market portion of interest paid on the deferred long-term incentive payments for Mr. Glasscock ($70,161), Mr. Faller ($81,594), Mr. Frick ($18,067) and Mr. Smith ($94,575). Amounts for Mr. Snead include non-compete payments as a result of the merger with Trigon Healthcare, Inc. ($2,340,682), Tax Code Section 280G excise taxes and tax gross-ups paid by the Company ($1,714,055) and Medicare tax gross-up on the Trigon 401(k) Restoration Plan Company matching contributions ($994).
[3]	For 2004: In addition to the restricted stock grants made in April 2004 pursuant to the terms of the 2001 LTIP as described in the next paragraph of this footnote 3, grants of restricted stock were made to certain of the Named Executive Officers in 2004 as follows: Mr. Faller, 25,000 shares; and Mr. Snead, 25,000 shares. These restricted shares were awarded on December 1, 2004 at $109.10 per share, the closing price of the Company’s Common Stock on the NYSE on the date of grant. One-half of the restricted stock will vest on each of December 1, 2006 and December 1, 2007.
For 2003: No restricted stock grants were made to the Named Executive Officers in 2003, however, pursuant to the 2001 LTIP for the 2001-2003 performance period, awards in restricted stock were granted to Mr. Glasscock, Mr. Faller, Mr. Snead, Mr. Frick and Mr. Smith. In 2004, Mr. Glasscock was awarded 232,189 shares, Mr. Faller was awarded 65,124 shares, Mr. Snead was awarded 23,855 shares, Mr. Frick was awarded 88,104 shares and Mr. Smith was awarded 88,104 shares. The restricted shares were awarded at $91.49 per share, the closing price of the Company’s common stock on the NYSE on April 2, 2004. The awards were made in 2004 pursuant to the terms of the 2001 LTIP. One-half of the restricted stock will vest on each of April 2, 2005 and April 2, 2006.
For 2002: Special recognition awards were made in restricted stock to Mr. Glasscock, Mr. Faller, Mr. Frick and Mr. Smith. Mr. Glasscock was awarded 45,000 shares, Mr. Faller was awarded 12,000 shares, Mr. Frick was awarded 12,300 shares and Mr. Smith was awarded 12,300 shares. The restricted shares were awarded at $71.86 per share, the closing price of the Company’s Common Stock on the NYSE on May 3, 2002. The restricted stock vested on November 30, 2004 upon the closing of the merger with WHN. The value of these restricted shares, based on the closing price of the Company’s Common Stock on the NYSE on November 30, 2004, was: Mr. Glasscock, $4,559,850; Mr. Faller, $1,215,960; Mr. Frick, $1,264,359; and Mr. Smith, $1,264,359.

At 2004 year-end: At December 31, 2004, Mr. Glasscock held 232,189 shares of restricted stock valued at $26,701,735; Mr. Faller held 90,124 shares of restricted stock valued at $10,364,260; Mr. Snead held 48,855 shares of restricted stock valued at $5,618,325; Mr. Frick held 88,104 shares of restricted stock valued at

$10,131,960; and Mr. Smith held 88,104 shares of restricted stock valued at $10,131,960. The Company currently has no plans to pay dividends on the restricted stock.
[4]	Except as otherwise noted, the amounts in this column represent Long-Term Incentive Plan payouts earned in the year indicated for prior performance cycles but not paid until the following year.
For 2004: Amounts earned for the 2004 performance period under the LTIP are included under the “Bonus” column pursuant to SEC guidance since they relate to performance over a one-year, instead of a multi-year, period.
For 2003: Amounts represent awards earned for the 2001-2003 performance period under the 2001 LTIP but not paid until 2004.
For 2002: The amount for Mr. Snead represents the payout received in 2003 for the Trigon 2000-2002 Long-Term Incentive Plan.
[5]	The amounts in this column represent matching contributions under the Anthem 401(k) and Anthem Deferred Compensation Plans. The amount for Mr. Faller includes $209,488, which was the amount of fees the Company paid in connection with the rollout of the life insurance policy; see footnote 2. The amount for Mr. Snead includes $597 refunded in 2004 as a result of 2003 discrimination testing in the Trigon 401(k) Plan. The amount for Mr. Smith includes $3,278,000 in severance pursuant to Mr. Smith’s approved retirement under his employment agreement that was accrued during 2004 but will be payable over the two year period beginning on February 1, 2005. See “Compensation Plans—Employment Agreements” beginning on page 41.
[6]	Until the Company’s merger with WHN in November 2004, Mr. Faller served as the President of Anthem Midwest.
[7]	From August 2002 until the Company’s merger with WHN in November 2004, Mr. Snead served as President of Anthem Southeast. Mr. Snead was appointed President of Anthem Southeast, effective August 1, 2002, as a result of the merger of the Company and Trigon, which was completed July 31, 2002. Mr. Snead had previously been the Chairman and CEO of Trigon.
[8]	Until the Company’s merger with WHN in November 2004, Mr. Smith served as Executive Vice President and Chief Financial and Accounting Officer of the Company. Mr. Smith remained an executive officer of the Company, assisting with integration related to the merger, until his retirement from the Company on January 31, 2005. In connection with his retirement, he received, and will continue to receive for specified periods, the benefits described under “Compensation Plans—Employment Agreements.”

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information about stock options granted to the Named Executive Officers in fiscal year 2004.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term [4]
Name	Number of Securities Underlying Options/SARs Granted (#)[1,2]	Options Granted to Employees in Fiscal Year [3]	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Larry C. Glasscock	200,000	10.0%	$88.36	5/17/2014	$11,113,826	$28,164,617
Keith R. Faller	55,000	2.8%	88.36	5/17/2014	3,056,302	7,745,270
Thomas G. Snead, Jr.	55,000	2.8%	88.36	5/17/2014	3,056,302	7,745,270
David R. Frick	50,000	2.5%	88.36	5/17/2014	2,778,456	7,041,154
Michael L. Smith	50,000	2.5%	88.36	5/17/2014	2,778,456	7,041,154

[1]	No stock appreciation rights were granted in 2004.
[2]

For each of the Named Executive Officers, options were granted as of May 17, 2004 as part of the Anthem 2001 Stock Incentive Plan, and vest in equal annual installments over three years beginning May 17, 2005.

All options were granted at an exercise price equal to the fair market value based on the closing market value of the Company’s Common Stock on the NYSE on the date of grant.
[3]	Based on an aggregate of 1,997,025 options granted to associates during fiscal year 2004.
[4]	The dollar amounts under these columns are assumed rates of appreciation only, based on the rules set by the SEC and do not represent the Company’s estimate or projection of the price of the Company’s Common Stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future price of the Company’s Common Stock and the continued employment of the option holder throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL

YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information about exercises by the Named Executive Officers during fiscal year 2004 and the stock options held by the Named Executive Officers at fiscal year end. No SARs were exercised or outstanding in fiscal year 2004.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In- The-Money Options at Fiscal Year-End ($)[1]
			Exercisable	Unexercisable[2]	Exercisable	Unexercisable[2]
Larry C. Glasscock	—	$—	199,999	400,001	$8,638,623	$13,977,377
Keith R. Faller	—	—	39,999	95,001	1,727,690	3,195,110
Thomas G. Snead, Jr.	180,000	11,001,236	334,159	81,667	23,429,913	2,619,881
David R. Frick	—	—	49,999	100,001	2,159,623	3,494,377
Michael L. Smith	—	—	49,999	100,001	2,159,623	3,494,377

[1]	In accordance with SEC rules, the value at fiscal year-end is calculated as the difference between (i) the aggregate trading price of the Company’s Common Stock on the NYSE on December 31, 2004 ($115.00) of all shares subject to the options, and (ii) the aggregate option price. The actual amount realized from unexercised options is dependent upon the price of the Company’s Common Stock at the time the shares obtained upon exercise of such options are sold and, as to unexercisable options, whether restrictions of such options lapse.
[2]	Includes shares of Company Common Stock underlying options that vested upon the merger with WHN, but as to which the individual has voluntarily agreed not to exercise prior to the time the related options would have become exercisable in accordance with their original vesting schedule. See “Security Ownership of Certain Beneficial Owners and Management.”

COMPENSATION PLANS

Anthem Annual Incentive Plan

Under the Anthem Annual Incentive Plan (the “AIP”), associates are eligible to receive cash awards based upon the achievement of performance measures established by the Compensation Committee. Such cash awards are stated as a percentage of salary payable to the eligible associates, with a range of targets from 5% to 120%. Actual amounts payable are adjusted up or down for performance at or above targeted levels of performance, with a threshold award of 50% of target if minimum results are achieved and a maximum award of 200% of target if maximum results are achieved. Amounts payable under the AIP are paid during the year immediately following the performance year and are payable only upon approval of the Compensation Committee. An associate must have been employed before October 1 of the performance year in order to receive a payment under the AIP. Also, associates must have been actively employed by the Company on the last business day of the plan year to receive an award. In the event of a death, disability or an approved retirement of an associate, a prorated amount may be payable.

WHN Management Bonus Plan

Under the WHN Management Bonus Plan, eligible WHN associates, excluding officers, may receive cash awards based upon the achievement of performance measures established by the Compensation Committee. Target cash awards range from 5% to 70% of salary. Based on performance, overall awards range from 0% to 300% of target, with 100% of target paid for meeting the performance targets. Amounts payable under the WHN Management Bonus Plan were paid during 2005, the year immediately following the performance year and were payable only upon approval of the Compensation Committee. An associate must have been employed by WHN or its affiliates before October 1, 2004 in order to receive a payment under the WHN Management Bonus Plan. Also, associates must have been actively employed by the Company on March 11, 2005 to receive an award. In the event of employment termination due to death, disability, retirement, or a reduction in force after September 30, 2004, a prorated amount may be payable.

WHN Officer Change In Control Plan

Under the WHN Officer Change In Control Plan, eligible officers, upon a change in control (as defined in the Plan), were entitled to receive (i) any earned, but unpaid bonus or other incentive compensation for a prior completed period; and (ii) a Guaranteed Annual Bonus (calculated as defined in the Plan) for the fiscal year in which the change in control occurred. If officers continue employment through the first anniversary and second anniversary of the change in control date, such officer will be entitled to the Completion Bonus (calculated as defined in the Plan).

Anthem 2001 Long-Term Incentive Plan

The Anthem 2001 Long-Term Incentive Plan (the “2001 LTIP”) was established prior to the Company’s initial public offering in November 2001. Senior executives, as were recommended by the CEO and approved by the Compensation Committee, were participants in the 2001 LTIP. The 2001 LTIP operated during successive three-year periods. Senior executives who were actively employed by the Company on the last business day of the period could receive an award. Under the 2001 LTIP, the Compensation Committee established performance goals for the Company at the beginning of each three-year performance period, which include specific strategic objectives such as growth in net income, operating margin and comparison of performance against peer companies. At the end of the period, the Compensation Committee judged the performance of the Company against the established goals. For each participant, a target award was established from 30% to 150% of the annual base salary for each year of the three-year period. Actual amounts payable were adjusted up or down for performance above or below targeted levels of performance with an expected threshold award of 50% of target if minimum results were achieved. Awards under the 2001 LTIP in each three-year period became payable upon approval of the Compensation Committee and were paid in the year immediately following the end of the period, with the executive having the option to defer payment.

For the three year performance period January 1, 2001 to December 31, 2003, there was no maximum limitation on the amount of payout under the 2001 LTIP. As a result of the Company’s performance during such period as compared to our peers and goals previously established by the Compensation Committee, payouts in 2004 were approximately 9.7 times the estimated Target Award for each Named Executive Officer. The payout amounts (50% in Restricted Common Stock vesting in two equal annual installments commencing April 2005 and 50% in cash paid in 2004) were as follows: Mr. Glasscock ($42,486,000), Mr. Faller ($11,916,450), Mr. Snead ($4,365,000), Mr. Frick ($16,121,400) and Mr. Smith ($16,121,400).

Since the shareholders approved the Anthem Incentive Program at the Annual Meeting of Shareholders on May 12, 2003, the 2001 LTIP terminated after completion of the 2001-2003 performance period and payout of any awards in 2004. The amount of the payout was determined after the end of fiscal year 2003.

Anthem Long-Term Incentive Plan

The Anthem Long-Term Incentive Plan (the “LTIP”) was approved by the Board on January 27, 2003 as part of the Anthem Incentive Program and approved by the shareholders at the 2003 Annual Meeting of Shareholders on May 12, 2003. The first performance period under the LTIP was January 2004 to December 2004. A one year performance period was used because of the then-pending merger with WHN.

Senior executives, as are recommended by the CEO and approved by the Compensation Committee, are participants in the LTIP. Generally, senior executives must be actively employed by the Company on the last business day of the performance period to receive an award, provided, however, if the individual is not actively employed at the end of the performance period due to retirement, death or disability, the individual (or his or her beneficiary) is entitled to a pro rata amount of the award.

Under the LTIP, the Compensation Committee establishes performance goals related to performance criteria for the Company at the beginning of each performance period, such as asset growth; combined net worth; debt to equity ratio; earnings per share; revenue; investment performance; operating income (with or without investment income or income taxes); cash flow; margin; net income (before or after taxes); earnings before interest, taxes, depreciation and/or amortization; return on total capital, equity, revenue, or assets; medical loss ratio; number of policyholders or insureds; quality of service metrics; customer service metrics; productivity; administrative expense management; or improved health of members. At the end of the performance period, the Compensation Committee judges the performance of the Company against the established goals. For each participant, a target award is established from 30% to 150% of the annual base salary for each year of the performance period. Actual amounts payable are adjusted up or down for performance above or below targeted levels of performance with an expected threshold award of 50% of target if minimum results are achieved. Awards are capped at 200% of target awards.

Awards under the LTIP in each performance period become payable upon approval of the Compensation Committee and are paid in the year immediately following the end of the performance period, with the executive having the option to defer payment. Awards could relate to, and upon vesting be paid in the form of non-restricted stock, restricted stock, cash or partly in non-restricted stock and/or restricted stock and partly in cash, as the Compensation Committee determined. The Compensation Committee has determined that awards in 2005 will not be payable in cash. Any use of non-restricted stock or restricted stock is made through the Anthem 2001 Stock Incentive Plan. Payment of any award or portion thereof regardless whether vested (other than deferred vested awards) to a participant requires the participant to refrain from engaging in any activity which is competitive with the Company. In the event of a change of control of the Company, an amount may be payable at the discretion of the Compensation Committee.

Anthem 2001 Stock Incentive Plan

The Company adopted the Anthem 2001 Stock Incentive Plan as amended and restated on January 1, 2003 (the “Stock Plan”), to promote the interests of the Company and its shareholders and to further align the interests of the Company’s associates with its shareholders. Directors, executives and associates, as selected by the Compensation Committee, participate in the Stock Plan. The Compensation Committee administers the Stock Plan and has discretion to determine whether to grant incentive awards, the types of incentive awards to grant and any requirements and restrictions relating to incentive awards. The Stock Plan is an omnibus plan, which allows for the grant of stock options, stock, restricted stock, phantom stock, stock appreciation rights and performance awards. The Committee is also authorized to grant shares of restricted and unrestricted Common Stock in lieu of obligations to pay cash under other plans and compensatory arrangements including the AIP, the 2001 LTIP and the LTIP.

The Stock Plan reserves for issuance 18,000,000 shares of the Company’s Common Stock for incentive awards to associates and Non-Employee Directors. In addition, 2,000,000 shares have been reserved solely for issuance under grants of stock options to substantially all of the Company’s associates (and for issuance under similar grants that may be made to new associates) other than executive officers participating in the Company’s LTIP. Options covering 1,479,000 of these shares were granted to substantially all associates at the time of the initial public offering. If any grant is for any reason canceled, terminated or otherwise settled without the issuance of some or all of the shares of Common Stock subject to the grant, such shares will be available for future grants.

Trigon Stock Incentive Plans

The Trigon 1997 Stock Incentive Plan and the Trigon Non-Employee Directors Stock Incentive Plan (the “Trigon Plans”) were approved by its shareholders on April 16, 1997 and February 19, 1997, respectively. Under the 1997 Stock Incentive Plan, employees of Trigon received equity-based compensation, including performance awards, restricted stock, performance stock, options and stock appreciation rights. Under the Trigon Non-Employee Directors Stock Incentive Plan, Non-Employee Directors received options to purchase Trigon Common Stock. Upon the approval by the shareholders of Trigon of the merger agreement by and among the Company, AI Sub Acquisition Corp. and Trigon dated April 28, 2002 (the “Trigon Merger”), the stock options under the Trigon Plans became vested and fully exercisable. At the completion of the Trigon Merger each Trigon employee or director stock option outstanding under the Trigon Plans was converted into fully vested options to purchase the Company’s Common Stock. All other terms of the Trigon stock options remained unchanged after the conversion. The Company assumed Trigon’s obligations with respect to the stock options that were converted into Company options. No additional equity–based compensation may be issued from the Trigon Plans.

WHN Stock Incentive Plans

The WellPoint Health Networks Inc. 1999 Stock Incentive Plan (the “1999 Plan”) was approved by its stockholders on May 11, 1999. Under the 1999 Plan, employees of WHN and its subsidiaries received equity-based compensation, including restricted stock and stock options. At the time of the Company’s merger with WHN, WHN employees and directors also had stock options outstanding under (i) the WellPoint Health Networks Inc. 2000 Stock Option Plan (the “2000 Plan”); (ii) the RightCHOICE Managed Care, Inc. 2001 Stock Incentive Plan, the RightCHOICE Managed Care, Inc. 1994 Equity Incentive Plan and the RightCHOICE Managed Care, Inc. Nonemployee Directors’ Stock Option Plan, which were assumed by WHN in connection with WHN’s merger with RightCHOICE Managed Care, Inc. in 2002; and (iii) the Cobalt Corporation Equity Incentive Plan, which was assumed by WHN in connection with WHN’s merger with Cobalt Corporation in 2003 (the plans described in clauses (i), (ii) and (iii) are collectively referred to as the “WHN Plans”). Pursuant to the merger agreement between the Company and WHN, all equity awards for WHN common stock outstanding at the close of the merger were converted into equity awards for the Company common stock and were assumed by the Company. Generally, grants made under the 2000 Plan and the 1999 Plan prior to the merger contained a reload provision which allows an optionee to pay the purchase price of options to be exercised (and, if applicable, appropriate tax withholding) in shares of Company Common Stock already owned by such optionee and to simultaneously receive an award for a number of option shares equal to the number of shares of Company Common Stock tendered for payment of the exercised options and applicable tax withholding (“Reload Award”). Optionees were permitted to exercise the reloads four times a year on March 1, June 1, September 1 and December 1. Except for Reload Awards no new equity awards may be issued from the WHN Plans and all Reload Awards will be issued from the 1999 Plan. The Company will cease to allow optionees to receive Reload Awards after June 1, 2005.

Employee Stock Purchase Plan

The Employee Stock Purchase Plan (the “Stock Purchase Plan”) is intended to comply with Section 423 of the Tax Code and to provide a means by which to encourage and assist associates in acquiring a stock ownership interest in the Company. The Company implemented the Stock Purchase Plan in June 2002. The Stock Purchase Plan is administered by the Compensation Committee, and the Committee has complete discretion to interpret and administer the Stock Purchase Plan and the rights granted under it. Any associate of the Company is eligible to participate, as long as such associate’s customary employment is more than 20 hours per week, more than five months in a calendar year, and the associate does not own stock totaling 5% or more of the voting power or value of the Company. No associate will be permitted to purchase more than $25,000 worth of stock in any calendar year. This value is determined based on the fair market value of the stock on the first trading day of the plan quarter, regardless of the fact that the number of shares purchased may be based on the value on the last trading day of the plan quarter. The Stock Purchase Plan reserves for issuance and purchase by associates of 3,000,000 shares of stock.

Associates become participants by electing payroll deductions from 1% to 15% of gross compensation. Payroll deductions are accumulated during each plan quarter and applied toward the purchase of stock on the last trading day of each plan quarter. Once purchased, the stock is accumulated in the associate’s investment account. The purchase price per share equals 85% (or such higher percentage as may be set by the Compensation Committee) of the lower of the fair market value of a share of Common Stock on (i) the first trading day of the plan quarter, or (ii) the last trading day of the plan quarter.

Securities Authorized for Issuance under Equity Compensation Plans

Securities authorized for issuance under the Company’s equity compensation plans at December 31, 2004 are as follows:

Plan Category[1]	Number of securities to be issued upon exercise of outstanding options [2]	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans [3,4]
Equity compensation plans approved by security holders	5,139,025	$75.20	14,508,350

[1]	The Company has no equity compensation plans pursuant to which awards may be granted in the future that have not been approved by security holders.
[2]	Excludes 1,049,749 shares to be issued upon the exercise of outstanding stock options as of December 31, 2004 under the Trigon 1997 Stock Incentive Plan, as amended, the Trigon Non-Employee Directors Stock Incentive Plan, as amended, and certain options granted to consultants to Trigon assumed by the Company as part of the acquisition of Trigon on July 31, 2002. The weighted average exercise price of these options was $38.93. Also excludes 18,375,977 shares to be issued upon the exercise of outstanding stock options and 713,288 shares to be issued upon the vesting and distribution of outstanding restricted share awards under the 1999 Plan and the WHN Plans as of December 31, 2004. The weighted average exercise price of these options was $66.55.
[3]	Excludes securities reflected in the first column, “Number of securities to be issued upon exercise of outstanding options”. Includes 12,314,795 shares available for issuance as stock options, restricted stock awards, performance stock awards, performance awards and stock appreciation rights under the Anthem 2001 Stock Incentive Plan. Includes 2,193,555 shares of common stock available for issuance under the Employee Stock Purchase Plan.
[4]	Excludes 1,672,730 shares available for issuance under the 1999 Plan as of December 31, 2004. Shares available for issuance under the 1999 Plan will be used solely to satisfy optional “reloads” under the 1999 Plan and the 2000 Plan. As described above under “WHN Stock Incentive Plans,” the reload provision allows an optionee to pay the purchase price of options to be exercised (and, if applicable, appropriate tax withholding) in shares of Company Common Stock already owned by such optionee and to simultaneously receive an award for a number of option shares equal to the number of shares of Company Common Stock tendered for payment of the exercised options and applicable tax withholding. The Company will discontinue reloads after June 1, 2005.

401(k) Plan

On July 1, 1979, the Company established the Anthem 401(k) Long Term Savings Investment Plan (the “401(k) Plan”), a defined contribution plan. The 401(k) Plan is designed to provide all of the Company’s associates with a tax-deferred, long-term savings vehicle. During 2003 the Company made matching contributions in an amount equal to 50% of the first 6% of the associate’s salary that an associate contributed. Effective January 1, 2004, the Company makes matching contributions in an amount equal to 100% of the first 3% of the associate’s annual earnings that an associate contributes and 50% of the next 3% of the associate’s annual earnings that an associate contributes. Company matching contributions begin the first quarter following one year of service. None of the Company’s matching contributions is in the form of the Company’s Common Stock. During 2003, associates could elect to contribute from 1% to 20% of their annual earnings. Effective January 1, 2004, associates can elect to contribute from 1% to 50% of their annual earnings. Associates have a choice of ten investment funds in which to invest their contributions. In addition, participants who were age 50 by the end of the plan year could contribute an additional amount (a “catch-up contribution”), up to the limit described in Section 414(v) of the Tax Code as in effect for the plan year in which the additional contribution is made. The Company Common Stock is an investment option under the 401(k) Plan. The Company also provides a Self-Managed Account option. The Self-Managed Account option offers 401(k) Plan participants the opportunity to invest in over 3,000 mutual funds of their choice. Associate contributions and the Company matching contributions vest immediately.

Trigon 401(k) Plan

The Company also had the Employees’ 401(k) Thrift Plan of Trigon Insurance Company (“Trigon 401(k)”) under which substantially all associates formerly employed by Trigon could elect to save up to 50% of their annual earnings on a pretax basis, subject to certain limits in the Trigon 401(k). Participants had the option of investing in a variety of domestic and international investment funds as well as the Company Common Stock after July 31, 2002 and Trigon Common Stock prior to August 1, 2002. During 2003 the Company contributed an amount equal to 50% of the participant’s contributions limited to a total of 3% of the employee’s compensation. Effective January 1, 2004, the Company made matching contributions in an amount equal to 100% of the first 3% of the associate’s salary that an associate contributes and 50% of the next 3% of the associate’s salary that an associate contributed. These Company contributions were invested in the investment options using the same allocations selected by the participants for their contributions. Participants were eligible immediately and were fully vested in the Company’s contributions after three years of service. The Company could make discretionary profit sharing contributions to the participants with such contributions initially invested in the Company Common Stock investment option. Once made, participants could reallocate their profit sharing account balance among the Trigon 401(k)’s other investment funds. On January 31, 2004 the Trigon 401(k) Plan was merged into the 401(k) Plan and the Trigon 401(k) ceased to exist.

WHN 401(k) Plan

Eligible employees of WHN and its subsidiaries may participate in the WellPoint 401(k) Retirement Savings Plan (the “WHN 401(k) Plan”). The WHN 401(k) Plan is a defined contribution plan covering substantially all employees of WHN and its subsidiaries who are at least 18 years of age. Generally, participants (other than highly compensated employees) may elect to contribute from 1% to 50% of their pretax compensation. In addition, participants who were age 50 by the end of the plan year could contribute an additional amount (a “catch-up contribution”), up to the limit described in Section 414(v) of the Tax Code as in effect for the plan year in which the additional contribution is made. Effective January 1, 2004, the Company generally made matching contributions in cash to eligible participants (generally, participants employed by WHN for at least one year) equal to 100% of the first 6% of an employee’s contributed earnings. Vesting of matching contributions varies depending on the participant’s date of hire. In 2004, certain eligible employees received profit sharing contributions and bonus contributions, which were 100% vested. Participants may invest contributions in 11 investment funds, including a Company Common Stock fund.

Deferred Compensation Plans

Generally, highly compensated employees, as defined in the Tax Code, are eligible to participate in an unfunded non-qualified deferred compensation plan once the participant has reached the maximum contribution amount for the 401(k) Plan. Thereafter, the elected contributions will be deferred into the deferred compensation plan and those contributions are matched at the same rate as they would have been in the Company’s 401(k) Plan. Effective January 1, 2005, the Company restated its deferred compensation plan to comply with new Section 409A of the Tax Code as enacted by the American Jobs Creation Act of 2004 (the “Jobs Act”). The restated plan generally mirrors the provisions of its predecessor plan, other than revisions to comply with the Jobs Act and certain administrative changes. The Annual Incentive Deferral Option allows an additional deferral of annual incentive compensation and is matched at the same rate as the rate for the Company’s 401(k) Plan.

The declared interest rate on deferred amounts is the average of the 10-year U.S. Treasury Note monthly average rates for the 12-month period ending on September 30 of the previous year, plus 150 basis points. Interest is accrued daily, posted monthly and compounded annually. The retirement rate is credited at 125% of the declared interest rate when the participant reaches the age of 55. Distributions are made 30 days after the end of the quarter of termination or retirement based on the participant’s filed distribution election or as otherwise specified in the plan document. Limited in-service withdrawals are available in the event of unforeseeable financial emergencies.

The Company also maintains the Restated Trigon Insurance Company 401(k) Restoration Plan (“Trigon Restoration Plan”), a non-qualified plan for certain individuals to restore the pretax contribution opportunity and Company match otherwise lost due to the Tax Code limits on pretax contributions. This restated Trigon Restoration Plan was effective January 1, 2005 and generally mirrors the provisions of its predecessor plan, other than revisions to comply with the Jobs Act and certain administrative changes. The Trigon Restoration Plan operates the same as the deferred compensation plan, however, the investment options under the Trigon Restoration Plan mirror the investment options under the 401(k) Plan.

The Company maintains the WellPoint Health Networks Inc. Comprehensive Executive Non-Qualified Retirement Plan and the 2005 Comprehensive Executive Non-Qualified Retirement Plan (collectively, the “WHN Deferred Plans”) for executives and other select highly compensated employees of WHN and its subsidiaries. Participation in the WellPoint Health Networks Inc. Comprehensive Executive Non-Qualified Retirement Plan has been frozen as of December 2004. Each of the WHN Deferred Plans consists of three separate deferred compensation programs. A supplemental savings program permits deferrals of up to 6% of annual compensation above the limits in the WHN 401(k) Plan on compensation earned after certain Tax Code deferral limits have been reached, provides for a matching contribution from the Company equal to the amount deferred for the year and permits a discretionary supplemental employer profit sharing contribution equal to the amount of profit sharing contributions otherwise limited under WHN 401(k) Plan. Additionally, a supplemental pension benefit contribution program credits participants annually with a lump sum actuarial equivalent of the amount they would have received under the WHN pension plan formula, but for Tax Code limitations on benefits in tax qualified retirement plans, less the amount credited under the above-named pension plan. Finally, a basic deferral program permits participants to defer up to 60% of their base salary and up to 100% of their bonus and certain other items of compensation each year. Investment options for the WHN Deferred Plans mirror those for the WHN 401(k) Plan.

Retirement Plan

The Company sponsors a non-contributory pension plan for certain associates that is qualified under Section 401(a) of the Tax Code and subject to the Employee Retirement Income Security Act (the “Qualified Plan”). The Company also sponsors the Restated WellPoint Supplemental Executive Retirement Plan (formerly, the Anthem Supplemental Executive Retirement Plan) (the “SERP”) which provides additional benefits payable out of the Company’s general assets to certain participants. The SERP became effective January 1, 2005 and generally mirrors the provisions of its predecessor plan, other than revisions to comply with the Jobs Act and certain administrative changes. The benefits under the SERP are equal to the benefits those participants cannot receive under the Qualified Plan because of the Tax Code limits on benefits and restrictions on participation by highly compensated employees, as defined in the Tax Code.

On January 1, 1997, the Company converted the Qualified Plan from a final average compensation pension plan into a cash balance pension plan. The Qualified Plan covers substantially all full-time, part-time and temporary associates, including executive officers, and provides a set benefit at age 65, the normal retirement age under the Qualified Plan.

Under the Qualified Plan, at the end of each calendar quarter, a bookkeeping account for each participant is credited with (1) an amount based on the participant’s compensation and years of service (the “Pay Credit”), and (2) interest based on the average of the monthly yields for 10-year U.S. Treasury Security Constant Maturities for the twelve month period ending on September 30 of the preceding plan year. The Pay Credit equals a percentage of the participant’s compensation for the plan year and is determined according to the following schedule:

Years of Service	Pay Credit
Up to and including 4	3%
5–9	4%
10–19	5%
20+	6%

The definition of compensation in the Qualified Plan is the participant’s total earned income, including base salary, commissions, overtime pay, cash bonuses and payment of accrued paid time off days at termination, before it is reduced by any before-tax contributions the participant makes to the 401(k) Plan and flexible benefit plan. Compensation does not include imputed income, car allowances, non-qualified deferred compensation, severance payments, payments under the Directed Executive Compensation Program, or similar items.

The SERP continues the calculation of the retirement benefits on a uniform basis. Any excess benefit accrued to a participant under the SERP will be payable according to one of five payment options available under the SERP at termination or retirement.

Messrs. Glasscock, Frick, Smith, Faller and Snead receive benefits under both the Qualified Plan and the SERP. The estimated benefits, under both the Qualified Plan and the SERP, payable in a lump sum upon retirement at normal retirement age are as follows: Mr. Glasscock ($2,953,690), Mr. Faller ($3,941,220), Mr. Snead ($3,341,257) and Mr. Frick ($736,168). These estimates use 2004 base pay and annual bonus for all future years and assume that the Named Executive Officers remain actively employed until normal retirement age. In connection with his retirement on January 31, 2005, Mr. Smith will receive estimated benefits of $278,405 under both the Qualified Plan and the SERP.

In addition, the employment agreements for Messrs. Glasscock, Frick and Smith set forth a Replacement Ratio SERP benefit, calculated as a retirement at age 62 or the date of termination, if later than age 62, in an amount equal to 50% of the executive’s average annual pay during the three highest consecutive calendar years of his final five calendar years of employment. The benefit will be offset by the amount payable under the Qualified Plan and the SERP. The estimated replacement ratio SERP benefit payable upon retirement at age 65 is as follows: Mr. Glasscock ($1,446,288 annually) and Mr. Frick ($575,568 annually). These estimates use 2004 base salary and annual bonus for all future years and assume that such Named Executive Officers remain actively employed until normal retirement age. In connection with his retirement, Mr. Smith received a replacement ratio SERP benefit of $6,565,810 in February 2005. Additionally, the employment agreement for Mr. Snead provides for a one-time SERP benefit of $768,503 upon retirement.

Trigon Retirement Plan

The Restated Supplemental Retirement Program for Certain Employees of Trigon Insurance Company covers a select group of management employees of the former Trigon Insurance Company. This plan, which was restated effective January 1, 2005, generally mirrors the provisions of its predecessor plan, other than revisions to comply with the Jobs Act and certain administrative changes. The plan provides a retirement benefit in the amount which the participant would receive under the former Trigon qualified retirement program (which was merged into the Qualified Plan effective December 31, 2003) but for the application of Tax Code limitations on benefits in tax qualified plans, less the benefit amount credited under the Qualified Plan.

WHN Retirement Plan

WHN maintained the WellPoint Health Networks Inc. Supplemental Executive Retirement Plan (the “WHN SERP”), which was assumed by the Company when it merged with WHN. The WHN SERP provides for each participant to receive a retirement benefit if the participant’s employment with the Company is terminated on or after reaching age 62 and after completing five years of service with the Company. The retirement benefit is equal to either 50% or 60% (as determined by the Compensation Committee when selecting an individual for participation in the WHN SERP) of the participant’s final five-year average salary and target incentive compensation. Each participant’s benefit is reduced by 3.33% per year (4% per year for participants with a 60% benefit) for each year of service less than 15 years that has been completed by the participant. Participants with five years of service, but who are at least 55 years old, may also elect to receive a reduced benefit. If a participant is terminated in a manner that entitles the participant to benefits under the WellPoint Health Networks Inc. Officer Change in Control Plan, then the participant will become fully vested in his or her benefits under the WHN SERP and will be deemed to have, in the case of Executive Vice Presidents, an additional three years of service with the Company for purposes of computing benefits under the WHN SERP. Amounts payable under the WHN SERP are reduced by amounts provided by specified plans. Payments under the WHN SERP will be made monthly, at each participant’s election, in the form of (i) a single life annuity payable during the participant’s lifetime, or (ii) a joint and survivor annuity payable during the participant’s lifetime, with benefits continued at a rate equal to 50% or 100% during a surviving spouse’s lifetime. Any benefits being paid to a participant under the WHN SERP will cease if the participant engages in or has an interest in any business competitive with the Company’s business at the time of the participant’s termination of employment.

Employment Agreements

The Company has entered into employment agreements with certain of its executive officers, including Messrs. Glasscock, Faller, Snead, Frick and Smith, that provide for each executive’s continued employment with the Company. The current terms of the employment agreements are effective through December 31, 2005, although Mr. Smith retired on January 31, 2005 and Mr. Frick has announced his retirement effective as of July 1, 2005.

Under these agreements, each eligible executive’s terms and conditions of employment, including rate of base salary, incentive compensation opportunities, participation in associate benefit plans and perquisites are addressed.

The employment agreements provide that the Company will have the right at any time to terminate an executive’s employment and that any executive will have the right to terminate his or her employment at the Company. Under the employment agreements with Messrs. Glasscock, Snead, Frick and Smith, the Company will provide them for the remainder of the term with the following benefits in the event of termination by the Company other than for cause, in the event of an approved retirement or in the event of termination by the executive for good reason (as those terms are defined in the employment agreements):

•	salary;

•	all unvested prior long-term incentive awards;

•	annual incentive and long-term incentive awards for the year of termination based upon the achievement of the performance goals for the plans for the entire year of termination prorated to reflect the full number of months the executive was employed;

•	an amount equal to 80% of any target annual incentive and target long-term incentive opportunities;

•	an amount equal to 20% of any target annual incentive and target long-term incentive opportunities if the executive is available for consultation up to a maximum of eight days each quarter of the year;

•	medical and dental plan benefits and directed executive compensation for which the executive would otherwise have been eligible to receive; and

•	the replacement ratio SERP benefit described under “Retirement Plan.”

The employment agreements for Messrs. Frick, Smith and Snead also state that the foregoing benefits are limited to either the greater of two years or the remainder of the term. The employment agreement for Mr. Glasscock also states that the foregoing benefits are limited to the remainder of the term.

Section 280G and Section 4999 of the Tax Code limit deductions by a company for compensation paid to certain senior executives if the payment is contingent on a change of ownership or effective control of a corporation. This deduction is limited to the average taxable compensation of the affected executive for the five years prior to the year that the change of control occurred. If the payments to the executive equal or exceed three times such average taxable compensation, the deduction is limited pursuant to Tax Code Section 280G and these payments are referred to as “golden parachute” payments. In addition, Tax Code Section 4999 imposes a 20% nondeductible excise tax on the executive on all nondeductible payments.

Pursuant to their employment agreements, in the event Messrs. Glasscock, Snead, Frick or Smith is a recipient of a “golden parachute” payment, the Company will make an additional gross-up payment to the executive in order to put him in the same after-tax position that he would have been had no excise tax been imposed. The gross-up will result in the Company paying not only the excise tax payable by the executive, but also the income and excise taxes on the additional payments.

Mr. Smith retired from the Company effective January 31, 2005. Because his retirement was an approved retirement under his employment agreement, Mr. Smith will receive the benefits described above for a period of two years after January 31, 2005. Specifically, Mr. Smith will receive:

•	two years of salary in the amount of $535,000 per year;

•	two years of directed executive compensation benefits in the amount of $34,000 per year;

•	two years of 100% target annual incentive opportunities (80% plus the additional 20% because Mr. Smith has agreed to be available for consultation up to a maximum of eight days each quarter of each year), in the amount of $428,000 per year;

•	two years of 100% long-term incentive opportunities (80% plus the additional 20% because Mr. Smith has agreed to be available for consultation up to a maximum of eight days each quarter of each year), in the amount of $642,000 per year;

•	two years of medical and dental plan benefits; and

•	a lump sum replacement ratio SERP benefit of $6,565,810.

Mr. Frick has announced that he will retire from the Company effective July 1, 2005. Because his retirement was an approved retirement under his employment agreement, Mr. Frick will receive the benefits described above for a period of two years after July 1, 2005. Specifically, Mr. Frick will receive:

•	two years of salary in the amount of $535,000 per year;

•	two years of directed executive compensation benefits in the amount of $34,000 per year;

•	two years of 100% target annual incentive opportunities (80% plus the additional 20% because Mr. Frick has agreed to be available for consultation up to a maximum of eight days each quarter of each year), in the amount of $428,000 per year;

•	two years of 100% long-term incentive opportunities (80% plus the additional 20% because Mr. Frick has agreed to be available for consultation up to a maximum of eight days each quarter of each year), in the amount of $642,000 per year;

•	two years of medical and dental plan benefits; and

•	a lump sum replacement ratio SERP benefit of $7,319,615.

Under the employment agreement for Mr. Faller, the Company will provide him with the following benefits in the event of termination by the Company other than for cause:

•	salary;

•	all unvested prior long-term incentive awards;

•	annual incentive and long-term incentive awards for the year of termination based upon the achievement of the performance goals for the plans for the entire year of termination prorated to reflect the full number of months Mr. Faller was employed;

•	an amount equal to 50% of any target annual incentive and target long-term incentive opportunities; and

•	medical and dental plan benefits for which Mr. Faller would otherwise have been eligible to receive.

The employment agreement for Mr. Faller also states that the foregoing benefits are limited to either the greater of two years or the remainder of the term.

Under these agreements, Messrs. Glasscock, Faller, Snead, Frick and Smith agree not to compete as an equity owner or associate with the Company or its subsidiaries for the greater of (i) two years after the executive’s termination for any reason or (ii) the remainder of the term after their termination by the Company other than for cause, after an approved retirement or after termination by the executive for good reason.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, among other things, approves compensation for the Company’s executive officers. The Compensation Committee members during 2004 until November 30, 2004 (the effective date of the WHN Merger) were: William J. Ryan, William G. Mays, James W. McDowell, Jr., Senator Donald W. Riegle, Jr. and Jackie M. Ward. Effective November 30, 2004, the Compensation Committee members are: William J. Ryan, Sheila P. Burke, Jane G. Pisano, Senator Donald W. Riegle, Jr. and Jackie M. Ward. None of the Compensation Committee members was involved in a relationship requiring disclosure as an interlocking director, or under Item 404 of Regulation S-K, or as a former officer or associate of the Company.

Certain Relationships and Related Transactions

Dr. Lenox D. Baker, Jr., a member of our Board of Directors, is a cardiac and thoracic surgeon and is the President of the Mid-Atlantic Cardiothoracic Surgeons, Ltd., which is a provider in the Company’s network. For the years ended December 31, 2003 and 2004, the Company made payments in the amount of approximately $962,000 and $1,158,000, respectively, to this practice for reimbursement of claims.

In the ordinary course of business, the Company from time to time may engage in transactions with other corporations or financial institutions whose officers or directors are also directors of the Company. Transactions with such corporations and financial institutions are conducted on an arm’s length basis, and in 2004, such transactions did not impair the independence of the Company’s independent directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is composed of five directors. All members of the Compensation Committee are “outside directors” within the meaning of Section 162(m) of the Tax Code, “Non-Employee Directors” within the meaning of Section 16b-3 of the Securities Exchange Act of 1934 and “independent” within the meaning of the NYSE listing standards.

The main objective of our executive compensation program is to pay for performance that increases shareholder value based upon competitive market pay practices. We pay executives, including Named Executive Officers, through:

•	Base Salary

•	Annual Bonus

•	Stock-Based Long-Term Incentive

•	Other Compensation and Benefits Programs

Each is described below under “Elements of the Compensation Package.”

Compensation Philosophy

For executives, the Compensation Committee, with the assistance of independent consultants, establishes total pay targets based on the competitive marketplace for comparable jobs. The Compensation Committee used a comparator group of companies consisting of large direct competitors in the health insurance market (regardless of revenue or market capitalization) and other insurance companies, financial services companies, hospital systems, and pharmaceutical companies with similar annual revenue and market capitalization to that of the Company for evaluation of competitive compensation for executives including some of the companies comprising the industry peer group used in the performance graph on page 47. Using these total pay targets, the Compensation Committee determines the appropriate competitive mix of compensation that will incent the executives to achieve our performance and strategic objectives.

Our executive compensation philosophy is to target Base Salary between the median and seventy-fifth percentile of the market data based on relevant industry survey findings and by evaluating the executive’s experience, level and scope of responsibility, individual performance, and to provide an opportunity for total cash compensation (Base Salary plus cash incentive) to be such that superb performance will result in upper quartile market total cash compensation levels for executives. In this way, the Compensation Committee seeks to have a significant portion of annual executive compensation based on our performance.

Annual Bonus and Long-Term Incentive awards are based on performance and meeting plan goals. Amounts are not guaranteed to any executive because they are tied to our business results. The Annual Bonus recognizes the extent to which the Company meets or exceeds corporate business results, business unit results and workgroup results. Long-Term Incentives are stock-based and directly link executive and shareholder interests.

The Compensation Committee regularly monitors the compensation program, keeping in mind strategic goals as well as industry practices and trends.

The Compensation Committee expects our executives to demonstrate confidence in our future by owning a substantial amount of stock. In particular, the executive officers must own stock valued at between one and one-half and five times his or her salary by the end of a five year period commencing on the later of the date he or she (a) was first able to purchase shares of the Company Common Stock or (b) became an officer. The Compensation Committee reviews ownership levels annually.

Our policy is to structure and administer the Company’s compensation program to permit the tax deductibility of payments as performance based compensation under Section 162(m) of the Tax Code. Further, we requested and received shareholder approval of the Anthem Incentive Program in 2003 in order to comply with the requirements of Section 162(m). From time to time, the Compensation Committee may deem it appropriate to authorize compensation that is not deductible by reason of Section 162(m) or other provisions of the Tax Code.

Elements of the Compensation Package

Base Salary

Base Salary provides competitive annual compensation that reflects the scope and nature of basic job responsibilities. The Compensation Committee grants merit-based salary increases, if appropriate, to Named

Executive Officers based on an individual’s performance and an assessment of whether the current salary is competitive relative to executives in comparable positions at comparator group companies. The President and CEO grants merit-based salary increases to all other executives based on individual performance and an assessment of whether the current salary is competitive relative to available market data for executives in comparable positions.

Annual Bonus

During 2004, the majority of our associates, including executive officers, were eligible to earn awards under the AIP described on page 33. WHN eligible associates, excluding officers, could earn bonuses under the WHN Management Bonus Plan described on page 34. WHN officers were eligible for 2004 annual bonuses pursuant to the WHN Officer Change In Control Plan described on page 34. The Compensation Committee is reviewing these programs and intends to integrate the programs by 2006. The AIP was designed to motivate all associates with competitive awards based upon achievement of competitive financial and operational goals. No awards are made under the AIP unless we attain specified performance goals.

In particular, the performance goals under the AIP are based on a comparison of corporate-wide, business unit and workgroup performance in relation to a number of business criteria including, but not limited to, the following: our earnings per share (“EPS”), operating gain, business unit operating gain, synergy savings, business unit membership growth and workgroup goals. Financial results must be achieved within the context of customer service, quality and financial integrity standards. Additionally we reward performance that meets operational plans with target pay at levels established based on competitive market data. Better or worse performance can result in a bonus that can range from 0% to 200% of target. For 2005, executives may earn individual bonuses that can range from 0% to 300% of target.

Long-Term Incentive

The Company offers long-term incentives to certain executives under the LTIP described beginning on page 35. The design of the plan focuses management on delivering competitively superior long-term results, aligning executives’ interests with shareholder interests (by virtue of the form of awards to executive officers being evenly split between restricted stock and cash), ensuring that executives have incentive opportunities comparable to their counterparts at comparator group companies, and motivating key executives to remain with us.

In anticipation of the merger with WHN, the Compensation Committee established a one-year performance period under the LTIP. Awards were tied to performance criteria of the Company’s 2004 EPS and relative growth of 2004 EPS as compared to the Smith-Barney Managed Care Organization peer group companies. Target awards range from 30% to 150% of base salary with an award range between 0% and 200% of the target award.

Stock Incentive

Stock options and restricted stock awards provide an opportunity to attract, motivate and retain high quality associates and executive officers while promoting the success of our business. Equity awards are typically based on industry surveys, market conditions, each executive’s individual performance and achievements and future responsibility.

Other Compensation and Benefit Programs

The executive officers also participate in our 401(k) Plan, non-qualified deferred compensation plan, pension plan and supplemental executive retirement plan, all of which are discussed in more detail beginning on page 37.

Compensation of President and Chief Executive Officer

Our President and Chief Executive Officer, Larry C. Glasscock, participates in each of the compensation plans available to other executives. Our compensation philosophy as it relates to Mr. Glasscock is to target base salary between the median and the seventy-fifth percentile of the market data based on relevant industry survey findings, and to provide an opportunity for total cash compensation (Base Salary plus cash incentive) to be such that superb performance will result in upper quartile market total cash compensation. In this way, the Compensation Committee seeks to have a significant portion of Mr. Glasscock’s annual compensation be based on the Company’s performance.

Under Mr. Glasscock’s leadership, during 2004 the Company again exceeded its financial goals and accomplished its strategic objectives. In particular, the Company completed its merger with WHN, creating the nation’s leading health benefits company with approximately 28 million members. The merger will provide significant benefits to members by increasing the Company’s ability to optimize costs, to offer more health improvement programs, to provide useful information to consumers and health care professionals, and to further improve service through better information technology. Also during 2004, the Company continued to meet customer needs for outstanding service and products, which resulted in strong internal membership growth and retention of existing members. The Company has increased membership in its existing markets at a compounded annual growth rate of 10% since 1999, and has retained approximately 90% of existing members. In addition, the Company reduced administrative costs in 2004, as the selling, general and administrative (SG&A) expense ratio improved by 270 basis points to 17.0%. The Company introduced new products offering a wider range of price points and benefit options to meet the needs of more health care consumers. The Company’s continued efforts to collaborate with health care professionals resulted in improved quality of care and member health. In its annual report on health care quality, the National Committee for Quality Assurance (“NCQA”) again recognized the Company for its commitment to quality, and Anthem plans in Connecticut, Maine, New Hampshire, Ohio, Indiana, Kentucky, Virginia, and Colorado all hold the NCQA’s highest rating.

The Company continued to rank among FORTUNE’s 10 most admired health care companies in America. For the second consecutive year, the Company was named by the Black Equal Opportunity and Entrepreneur Journal as a top company for which to work, and the mayor of Indianapolis awarded his highest honor to the Company for its commitment to diversity. For operational and strategic excellence in information technology, the Company was recognized by CIO magazine as a recipient of the “2004 CIO 100 Award.” The Company’s Spanish-language Web site, Anthem.com en Español, its health information resource site, MyHealth@Anthem, and its e-commerce site, SpecialOffers@Anthem, received numerous national awards for excellence. The Blue Cross Blue Shield Association awarded the Company a first place Best of Blue Marketing and Communications Award for its communications program around the launch of the Diversity Leadership Academy of Greater Indianapolis and a Brand Excellence Award for work done by its Connecticut plan; and its medical policy program was among the Honorable Mention winners at the 2004 Best of Blues Medical and Pharmacy Management Conference.

Mr. Glasscock’s base salary for 2004 was $1,081,600 which the Compensation Committee believes is in the competitive range for comparable positions. Mr. Glasscock was also paid the amount of $2,057,878 for performance under our AIP for 2004 and $2,023,620 as the cash award under the LTIP for the 2004 performance period. In 2004, Mr. Glasscock was granted an option to purchase 200,000 shares of Common Stock which option vests in three equal annual installments commencing on the first anniversary of the grant date.

Compensation Committee January 1, 2004 – November 30, 2004	Compensation Committee November 30, 2004 – Present

William J. Ryan, Chairperson William G. Mays James W. McDowell, Jr. Senator Donald W. Riegle, Jr. Jackie M. Ward	William J. Ryan, Chairperson Sheila P. Burke Jane G. Pisano Senator Donald W. Riegle, Jr. Jackie M. Ward

PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders of our Common Stock for the period from October 30, 2001, the date of our initial public offering, through December 31, 2004, with the cumulative total return over such period of (i) the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”) and (ii) the Morgan Stanley Healthcare Payor Index (the “MS Healthcare Payor Index”). The graph assumes an investment of $100 on October 30, 2001 in each of our Common Stock, the S&P 500 Index and the MS Healthcare Payor Index (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

The comparisons shown in the graph below are based on historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, and is not intended to forecast, the potential future performance of our Common Stock. Information used in the graph was obtained from Georgeson Shareholder Communications, Inc. a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

	10/30/01	12/31/01	12/31/02	12/31/03	12/31/04
WellPoint, Inc.	$100	$121	$154	$183	$281
S&P 500 Index	$100	$109	$85	$109	$121
MS Healthcare Payor Index	$100	$109	$125	$211	$309

*	Based upon an initial investment of $100 on October 30, 2001 with dividends reinvested.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Audit Committee Report, the Compensation Committee Report on Executive Compensation and the stock price Performance Graph contained in this Proxy Statement shall not be incorporated by reference in any such filings.

By Order of the Board of Directors

Nancy L. Purcell

Secretary

Appendix I

WELLPOINT, INC.

CORPORATE GOVERNANCE GUIDELINES

Role of the Board of Directors and Management

The Board of Directors (“Board”) of WellPoint, Inc. (the “Company”) is the ultimate decision- making body of the Company except with respect to matters reserved to the shareholders. It oversees and guides the Company’s business through the exercise of its business judgment in what it reasonably believes to be in the best interests of the Company and its shareholders. Within this framework, the Board also considers the interests of other constituents such as members, associates, business partners and the communities in which the Company operates. It selects the Chief Executive Officer (“CEO”) who in turn selects executives (collectively “Management”) who are charged with the conduct of the Company’s business in a manner that is consistent with the direction provided by the Board and the Standards of Ethical Business Conduct of the Company. Having selected Management, the Board oversees and monitors their performance.

Composition, Selection and Compensation of the Board

    Size of the Board

The size and composition of the Board should be appropriate for effective deliberation of issues relevant to the Company’s business and related interests and not exceed a number that can function efficiently as a body. Thus, it is the policy of the Company that the size of the Board should be within the range of ten to nineteen members.

    Independent Directors

It is the policy of the Company that the Board consists of a majority of independent Directors. Independence is determined in accordance with the New York Stock Exchange Listing Standards, as amended from time to time (“Listing Standards”). The Board has adopted categorical standards for the determination of independence of its members as provided in the Listing Standards. Directors have an affirmative obligation to inform the Chairman of the Board, the CEO and the Chairman of the Governance Committee of any changes in their circumstances or relationships that may impact their designation as independent.

    Board Membership Criteria

The Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Directors in the context of the current make-up of the Board. The Board should be composed of members with personal and professional integrity, business judgment, relevant experience and skill, diversity, age, knowledge of the health care industry and sufficient time and energy to diligently perform their duties.

    Selection of Directors

The Board is responsible for selecting Director nominees and in recommending them for election by the shareholders. The Governance Committee will identify individuals believed to be qualified to become Directors and recommend to the Board the nominees to stand for election by the shareholders, or in the case of a vacancy, by the Board.

    Former Chief Executive Officer’s Board Membership

It is the policy of the Company that when a CEO terminates his or her employment with the Company, he or she should submit a written resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time by the Board. A former CEO serving on the Board will not be considered an independent Director for any “cooling off” period required by the Listing Standards.

    Directors Who Change Their Present Job Responsibility

It is the policy of the Company that when a Director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, the Director should notify in writing the Chairman of the Board, the CEO and the Chairman of the Governance Committee. The Board does not believe that Directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board to review the continued appropriateness of Board membership under these circumstances.

    Service on Other Boards of Directors

Directors are encouraged to limit the number of other public company boards on which they serve to insure effective service on the Company’s Board. Directors should notify in writing the Chairman of the Board, the CEO and the Chairman of the Governance Committee in advance of accepting an invitation to serve on the board of another public company, the audit committee of another board or the board of a health care provider.

    Term Limits

The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an important contribution to the Board.

    Retirement Age

It is the policy of the Company that a Director may not stand for re-election if he or she has attained the age of 70 prior to the annual meeting of shareholders at which his or her term of office expires. A Director who attains the age of 70 during his or her term may continue as a Director until his or her term ends.

    Extending the Invitation to a Potential Director to Join the Board

The invitation to join the Board should be extended by the Board itself via the Chairman of the Board, the CEO, and the Chairman of the Governance Committee.

    Director Orientation and Continuing Education

The Company has an orientation process for new Directors that includes detailed background material on the Company and meetings with Management. Thereafter, Directors receive materials and briefings on subjects that assist them in discharging their duties and have the opportunity to participate in continuing education programs developed and/or presented by accredited experts.

    Board Compensation and Stock Ownership Guidelines

The Governance Committee will annually review and recommend to the Board the compensation and reimbursement arrangements for Directors. To create a linkage with shareholders, the Board believes that a meaningful portion of a Director’s compensation should be provided in common stock. Further, each Director has an obligation to own three times the annual retainer fee in Company common stock at the end of a five year period commencing on the later of the date such Director joined the Board or May 3, 2002.

Board Leadership

    Selection of Chairman and CEO

It is the policy of the Company that the positions of Chairman of the Board and the CEO may be filled by the same person or by different persons.

    Presiding Director

The Presiding Director position will be filled by an independent member of the Board and will rotate quarterly among the Chairpersons of the Audit, Compensation and Governance committees.

The Presiding Director will preside at the meetings of the shareholders and Board in the absence of the Chairman of the Board and preside at meetings of the independent Directors.

Functions of the Board

    Access to Independent Advisors

The Board believes that access to independent advisors plays an important role in the discharge of its duties and responsibilities. As such, the Board on occasion may select, retain, terminate and approve fees for such independent advisors as it deems appropriate in the discharge of its duties and responsibilities.

    Interaction with Institutional Investors, Press, Customers, Etc.

The Board believes that the Management speaks for the Company. Individual Directors may, from time to time, at the request of the Management, meet or otherwise communicate with various constituencies that are involved with the Company. If comments from the Board are appropriate, they should, in most circumstances, come from the Chairman of the Board or the Presiding Director.

    Access to Senior Management

Directors have complete access to Management and are encouraged to visit the Company facilities and operations.

Furthermore, the Board encourages the CEO, from time to time, to bring associates into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) are associates with future potential that the CEO believes should be given exposure to the Board.

    Annual Self-Evaluation

The Board will annually conduct a self-evaluation and oversee the annual self-evaluation required of the standing committees. The evaluations will be based on such objective and subjective criteria as the Board deems appropriate.

Board Meetings

    Meetings

It is the policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Board will hold regularly scheduled meetings, at least, four times a year, plus special meetings as the need arises.

    Selection of Agenda Items for Board Meetings

The Chairman of the Board and the CEO will establish the agenda for each Board meeting.

Each Director is encouraged to suggest the inclusion of item(s) on the agenda.

    Board Materials Distributed in Advance

Information and data that is important to the Board’s understanding of the matters to be considered will be distributed in writing by Management before the Board meets. The Chairman of the Board will facilitate the delivery of information to the Directors.

    Board Presentations

As a general rule, presentations on specific subjects should be sent to the Board in advance so that Board meeting time may be conserved and discussion time focused on the issues arising from the presentations.

    Board Attendance and Participation

Directors are expected to prepare for, attend, and participate in all Board and applicable committee meetings.

    Executive Sessions of Non-Management and Independent Directors

Non-management Directors of the Board will meet in Executive Session at least four times each year. Independent Directors of the Board will meet in Executive Session at least twice a year. The format of these meetings will, in part, include a discussion with the CEO.

Committee Matters

    Number, Structure and Independence of Committees

The committee structure is limited to those committees considered to be basic to or required for the operation of a publicly owned company. From time to time, the Board may want to form a new committee or disband a current committee depending upon the circumstances. The current five committees are Audit, Compensation, Executive, Governance, and Planning. The duties and responsibilities of the committees are set forth in the Company’s By-Laws and committee charters. The Audit, Compensation and Governance Committees will consist solely of independent Directors as determined by the Board consistent with the Categorical Standards and the Listing Standards. In addition, members of the Audit Committee will meet the independence and financial knowledge standards of the Securities and Exchange Commission, and at least, one member will be an “audit committee financial expert”. No member of the Audit Committee will serve on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair his or her ability to effectively serve on the Audit Committee.

    Assignment and Rotation of Committee Members

The Board believes that there should be periodic rotation of committee membership among Directors. However, there may be reasons at a given point in time to maintain an individual Director’s committee membership for a long period.

    Frequency and Length of Committee Meetings

The Chairman of the committee, in consultation with the members of the committee, will determine the frequency and length of the meetings of the committee.

    Committee Agenda

The Chairman of the committee, in consultation with the members of the committee and Management, will develop the committee’s agenda.

Leadership Development

    Formal Evaluation of the CEO

The Compensation Committee will conduct for the Board an annual evaluation of the CEO’s performance. The results will be communicated to the CEO by the Chairman of the Compensation Committee. The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic and annual objectives, development of Management and other criteria set by the Board designed to measure the CEO’s leadership of the Company. The evaluation will be used by the Compensation Committee in the course of its deliberations when considering the compensation of the CEO.

    Succession Planning for the CEO

The Board plans for succession to the position of the CEO. To assist the Board, there will be available, on a continuing basis, the CEO’s written recommendations for an interim successor in the event of the death, disability, other emergency or termination of the CEO.

    Management Development and Succession Planning

There will be a periodic report to the Board by the CEO on the Company’s program for the development and succession planning for Management.

    Management Stock Ownership Guidelines

To create a linkage with shareholders, the Board believes that Management should own a meaningful amount of common stock of the Company. Thus, the Board has adopted Stock Ownership Guidelines that require the CEO to own five times his or her base salary at the end of a five year period commencing on the later of the date he or she became CEO or May 3, 2002. Other members of Management have a similar requirement that varies from one and one-half to three times the person’s base salary depending upon his or her position.

Standards of Ethical Business Conduct and Reporting of Irregularities

    Personal Loans

The Company will not extend credit or arrange for the extension of credit in the form of a personal loan to Directors or Management.

    Standards of Ethical Business Conduct

The Company has adopted Standards of Ethical Business Conduct (the “Standards”) for Directors, Management and other associates of the Company. The purpose of the Standards is to focus on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and integrity. The Standards are posted on the Company’s web site.

Everyone is expected to act in accordance with the requirements of the Standards. Waivers of the Standards for any Director, the CEO, the Chief Financial Officer and other Executive Officers may only be made by the Board or by a Board committee composed of Independent Directors. Any such waiver will be posted on the Company web site and otherwise disclosed as required by law.

    Reports of Irregularities

Any reports of concerns regarding accounting, internal auditing controls, auditing matters or other irregularities or concerns, will be brought to the attention of the Chairman of the Audit Committee. These reports may be anonymous if made using the Corporate Compliance HelpLine (877) 725-2702. The Chairman of the Audit Committee will report periodically to the Board of Directors concerning these matters.

These Corporate Governance Guidelines are reviewed by the Governance Committee and the Board from time to time. Matters of corporate governance and changes to these guidelines will be made by a vote of the independent Directors.

Appendix II

CATEGORICAL STANDARDS OF

DIRECTOR INDEPENDENCE

The following individuals shall not be deemed an “independent” director of the Company:

1.    A director who is an employee or whose immediate family member is an executive officer of the Company until three years after the end of such employment relationship;

2.    A director who receives or whose immediate family member receives during any twelve month period within the last three years more than $100,000 per year in direct compensation from the Company (other than director or committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service) until three years after he or she ceases to receive such compensation;

3.    (A) a director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor of the Company; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time until three years after the end of either the affiliation or the employment or auditing relationship;

4.    A director who is employed or whose immediate family member is employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee until three years after the end of such service or employment relationship; or

5.    A director who is an executive officer or an employee, or whose immediate family member is an executive officer of another company that makes payments to or receives payments from the Company for property or services in an amount which in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues until three years after falling below such threshold.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such person’s home.

The three-year “look back” period reference in paragraphs 1 through 5 shall be implemented consistent with the NYSE Listing Standards transition provisions.

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Appendix III

AUDIT COMMITTEE

CHARTER

Purpose of Committee

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of WellPoint, Inc. (the “Company”) is to (a) assist the Board in overseeing (i) the Company’s accounting and financial reporting practices and policies and internal controls and procedures; (ii) the integrity of the Company’s financial statements and the independent audit thereof; (iii) the Company’s compliance with legal and regulatory requirements including, but not limited, to the Company’s Compliance Program and Standards of Business Conduct; (iv) the performance of the independent auditors (“Auditors”) and the Company’s internal audit function; and (v) the Auditors’ qualifications and independence; and (b) prepare an annual report for inclusion in the Company’s proxy statement, in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

Committee Membership

The Committee shall consist of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange (the “NYSE”) and the SEC. Each member shall be “financially literate” or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall be an “audit committee financial expert” as defined by the rules of the SEC. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and discloses this determination in the Company’s annual proxy statement.

Members shall be appointed by the Board and shall serve at the pleasure of the Board for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The Committee shall meet separately at least annually with management, the head of the internal auditing department and the Auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any executive officer or employee of the Company, the Company’s outside counsel or Auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Duties and Responsibilities

To carry out its purposes, the Committee shall have the following duties and responsibilities:

With respect to the Auditors:

1.    To have the sole authority to appoint (subject to shareholder ratification), compensate, evaluate, retain, terminate and replace the Auditors including to pre-approve all audit services and permitted non-audit services (including fees and terms) to be performed for the Company by the Auditors consistent with the requirements of the SEC, NYSE, other controlling authority or any stricter standards as may be adopted by the Committee;

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2.    To set for the Company clear hiring policies for employees or former employees of the Auditors; and

3.    To obtain and review annually a formal written statement of: (a) the Auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditors, and any steps taken to deal with any such issues; (b) independence, and to discuss with the Auditors any relationships or services disclosed in this statement that may impact the quality of audit services or the objectivity and independence of the Company’s Auditors including (i) the review and evaluation of the qualifications, performance and independence of the lead partner of the Auditors; and (ii) the timing and process for implementing the rotation of the lead audit partner and the reviewing partner; (c) the fees billed for each of the following categories of services rendered by the Auditors: (i) Audit Fees; (ii) Audit-Related Fees; (iii) Tax Fees; and (iv) All Other Fees as such terms are defined pursuant to Item 9 of Schedule 14A; and (d) all (i) critical accounting policies and practices to be used; (ii) alternative treatments of financial information within accounting principles generally accepted in the United States that have been discussed with management, ramifications of use of the alternative disclosures and treatments and the treatment preferred by the Auditors; and (iii) other material written communications with management.

With respect to the internal auditing department:

1.    To review the appointment, promotion, or dismissal of the head of the internal audit department;

2.    To review the significant reports to management prepared by the internal auditing department and management’s responses thereto; and

3.    To review and approve the master audit plan, including risk assessment and the discussion with the Auditors and management of the responsibilities, budget and staffing of the internal audit function.

With respect to financial reporting practices and policies and internal controls and procedures:

1.    To advise management, the internal auditing department and the Auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices or changes in such practices;

2.    To receive and consider any reports or communications submitted to the Committee by the Auditors required by auditing standards generally accepted in the United States;

3.    To review and discuss (i) the annual audited financial statements and the quarterly interim unaudited financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Form 10-K or Form 10-Q with the SEC, (ii) any significant matters arising from any audit, including any audit problems or difficulties, any restrictions on their activities or access to requested information and any significant disagreements with management relating to the Company’s financial statements and management’s response;

4.    To review and discuss guidelines and policies governing the process by which management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

5.    To review and discuss with management the earnings press releases including the use of non-GAAP financial measures as well as the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies; and

6.    To establish procedures for the receipt, retention and treatment of complaints received by the Company from employees regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

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With respect to reporting and recommendations:

1.    To prepare a report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

2.    To prepare and issue the evaluation required under “Performance Evaluation” below; and

3.    To regularly report on its activities to the Board and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate. The report to the Board may take the form of a verbal report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

With respect to compliance matters:

1.    To review with appropriate Company personnel the actions taken to ensure compliance with the Company’s Compliance Program and Standards of Business Conduct; and

2.    To review the programs and practices of the Company designed to ensure compliance with applicable laws and regulations and to monitor the results of these compliance efforts.

With respect to other matters:

1.    To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be constructed in such manner as the Committee deems appropriate.

Resources and Authority

The Committee shall have the resources as determined by the Committee and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, accountants or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have full access to all books, records, facilities and personnel of the Company.

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Appendix IV

COMPENSATION COMMITTEE

CHARTER1

Purpose of Committee

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of WellPoint, Inc. (the “Company”) is to assist the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers and producing an annual report on compensation for inclusion in the Company’s proxy statement, in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

Committee Membership

The Committee shall consist of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange (the “NYSE”). Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.    To establish and recommend to the Board the Company’s general compensation philosophy and oversee the development and implementation of compensation programs;

2.    To establish and recommend to the Board compensation and reimbursement arrangements for directors;

3.    To prepare for the Board an employment agreement for the Chief Executive Officer (the “CEO”) of the Company;

4.    To review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of such goals and objectives and set the CEO’s compensation level based on a performance evaluation. In determining the CEO’s compensation, the Committee shall consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, all with a focus on delivering competitively superior long-term results, aligning the CEO’s interests with shareholder interests, and motivating the CEO to remain with the Company;

5.    To review and approve compensation programs applicable to the executive officers of the Company;

[1]	The Board of Directors of the Company has moved responsibility regarding director compensation matters from the Compensation Committee to the Governance Committee, and will amend the Charter accordingly at the next Board meeting.

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  6.    To establish and recommend to the Board incentive compensation plans and equity-based plans and discharge any responsibilities imposed on the Committee by any of these plans;

  7.    To oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code;

  8.    To prepare an annual Report of the Compensation Committee on Executive Compensation for inclusion in the Company’s annual proxy statement in accordance with applicable SEC rules;

  9.    To prepare and issue the evaluation required under “Performance Evaluation” below;

10.    To regularly report on its activities to the Board; and

11.    To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants retained to assist in the evaluation of director, CEO or executive officers’ compensation, this authority shall be vested solely in the Committee.

IV-2

Appendix V

GOVERNANCE COMMITTEE

CHARTER1

Purpose of Committee

The purpose of the Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of WellPoint, Inc. (the “Company”) is to assist the Board in discharging its responsibilities relating to Board composition and corporate governance by (i) identifying and recommending individuals to the Board for nomination as members of the Board and (ii) developing and recommending to the Board a set of corporate governance principles applicable to the Company.

Committee Membership

The Committee shall consist of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange (the “NYSE”). Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.    To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable as to the size of the Board;

2.    To identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, knowledge of the health benefits industry, experience with businesses and other organizations of comparable size, conformity with any requirements of the Blue Cross and Blue Shield Association, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by management, but is not required to do so;

3.    To develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationship between the Company and a director and qualification as independent under the rules of the NYSE;

[1]	The Board of Directors of the Company has moved responsibility regarding director compensation matters from the Compensation Committee to the Governance Committee, and will amend the Charter accordingly at the next Board meeting.

V-1

  4.    In the case of a director nominee to fill a Board vacancy created by an increase in the size of the Board, to make a recommendation to the Board as to the class of directors in which the individual should serve;

  5.    To establish procedures for the Committee to exercise oversight of the performance evaluation of the Board;

  6.    To review and prepare for the Board the results of an annual survey of the Board;

  7.    To develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and to review those guidelines at least once a year;

  8.    To oversee the design and implementation of director training and development programs;

  9.    To prepare and issue the evaluation required under “Performance Evaluation” below;

10.    To regularly report on its activities to the Board; and

11.    To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

V-2

Appendix VI

PLANNING COMMITTEE

CHARTER

Purpose of Committee

The purpose of the Planning Committee (the “Committee”) of the Board of Directors (the “Board”) of WellPoint, Inc. (the “Company”) is to assist the Board in discharging its responsibilities relating to (i) strategic and operational planning and performance and (ii) the investment in technology and targeted areas strategic to the Company’s interests.

Committee Membership

The Committee shall consist of three or more members of the Board. Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.    To review and recommend to the Board a strategic plan for the Company;

2.    To review and recommend to the Board an annual operating plan for the Company;

3.    To assist the Chief Executive Officer (the “CEO”) in developing strategies to achieve the strategic plan;

4.    To review the performance of the Company to the strategic and annual operating plan;

5.    To review integration plans for major acquisitions and transactions;

6.    To oversee the Company’s investment in technology and targeted areas strategic to positioning the Company as a leader in recognizing, adopting and adapting to emerging technologies that are changing the health care industry;

7.    To prepare and issue the evaluation required under “Performance Evaluation” below;

8.    To regularly report on its activities to the Board; and

9.    To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI-1

Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

VI-2

Appendix VII

EXECUTIVE COMMITTEE

CHARTER

Purpose of Committee

The purpose of the Executive Committee (the “Committee”) of the Board of Directors (the “Board”) of WellPoint, Inc. (the “Company”) is assist the Board in discharging its responsibilities at any times other than during regular or special meetings of the Board.

Committee Membership

The Committee shall consist of three or more members of the Board. Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least once a year at a time and place as determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.    To exercise the authority of the full Board, subject to the restrictions of Section 2.13 of the By-laws of the Company;

2.    To review and prepare for the Board an emergency and long-term succession plan for the CEO and executive officers of the Company;

3.    To prepare and issue the evaluation required under “Performance Evaluation” below;

4.    To regularly report on its activities to the Board; and

5.    To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

VII-1

SKUWLP-PS-05

ADMISSION TICKET

2005 ANNUAL MEETING OF SHAREHOLDERS This ticket will admit the listed shareholder below.

P.O. Box 8668

Edison, NJ 08818-8668

Please retain and present this ticket for admission to the meeting.

Vote your Proxy by any one of the following methods:

Your vote is important. Please vote immediately.

Vote-by-Internet

1. Log on to the Internet and go to http://www.eproxyvote.com/wlp.

2.Follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone

1. Call toll-free

1-877-PRX-VOTE (1-877-779-8683) 2.Follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

Electronic distribution of proxy materials saves time, postage and printing costs, and is environmentally friendly. For electronic distribution of proxy materials in the future, log on to www.eproxyvote.com/wlp.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark votes as in this example.

` ANT

The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2 and a vote AGAINST Proposal 3.

1. For the election of all Director Nominees except as otherwise indicated. FOR ALL NOMINEES WITHHOLD FROM ALL

Director Nominees:

(01) William H.T. Bush

(02) Warren Y. Jobe

(03) William G. Mays

(04) Senator Donald W. Riegle, Jr.

(05) William J. Ryan

To withhold vote from any individual nominee, write nominee’s name(s) above.

FOR AGAINST ABSTAIN

2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2005.

3. To act on a shareholder proposal on performance based compensation, if properly presented at the Meeting.

If you plan to attend the Annual Meeting, please check this box.

Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation officer, attorney, agent, trustee, guardian, or in other representative capacity, please state your full title as such.

Signature: Date: Signature: Date:

(If held jointly)

ADMISSION TICKET

Annual Meeting of Shareholders

120 Monument Circle, Indianapolis, IN 46204

Tuesday, May 10, 2005

Registration and Seating Available at 9:00 a.m. Indianapolis Time Meeting Begins at 10:00 a.m. Indianapolis Time

Please retain and present this ticket for admission to the meeting.

WELLPOINT, INC.

PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 10, 2005

This PROXY is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on May 10, 2005. Your shares of stock will be voted as you specify. If no choice is specified, your proxy will be voted “for” all nominees listed under proposal 1, “for” proposal 2 and “against” proposal 3 and in the discretion of the proxy holder on any other matter which may properly come before the Annual Meeting of Shareholders and all adjournments or postponements of the meeting.

By signing this PROXY, you revoke all prior proxies and appoint David R. Frick and David C. Colby, or either of them, as proxies, with the power to appoint substitutes, to vote your shares of common stock of WellPoint, Inc., that you would be entitled to cast if personally present at the Annual Meeting of Shareholders and all adjournments of the meeting.

If you have voting rights with respect to shares of the Company common stock under any 401(k) savings plan and/or any deferred compensation plan of the Company or its subsidiaries (the “Plans”), then you hereby direct the trustee of the Plans to vote shares equal to the number of share equivalents allocated to your accounts under the Plans on all matters properly coming before the Annual Meeting of Shareholders and at any adjournments or postponements thereof in accordance with the instructions given herein. Shares held under each of the Plans for which voting instructions are not received by May 6, 2005 at 12:00 Noon EDT will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants.

Your voice is important. You are strongly encouraged to vote your proxy by telephone by calling 1-877-779-8683, or through the Internet in accordance with the instructions on the reverse side of this card. However, if you wish to vote by mail, just complete, sign, and date the reverse side of this card and return in the enclosed envelope (or send to WellPoint, Inc., P.O. Box 8668, Edison, NJ 08818-8668). If you wish to vote in accordance with the Board of Directors’ recommendations, you need not mark the voting box only return a signed card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

PROXY

SEE REVERSE SIDE